Exhibit 10.1

BINGEX LIMITED

SHARE INCENTIVE PLAN

股份激励计划

注：中文翻译仅供参考，具体内容请以英文原文为准

TABLE OF CONTENTS 目录

1.	PURPOSE OF THE PLAN 本计划的目的.		1

2.	ADMINISTRATION 管理.		2

	2.1	Administrator 管理人.	2

	2.2	Plan Awards; Interpretation; Powers of Administrator 计划奖励；解释；管理人的权力	2

	2.3	Binding Determinations 具有约束力的决定	4

	2.4	Reliance on Experts 依靠专家	5

	2.5	Delegation 授权	5

3.	ELIGIBILITY 资格要求.		5

4.	SHARES SUBJECT TO THE PLAN 本计划项下的股份.		6

	4.1	Shares Available 可用股份	6

	4.2	Share Limits 股份上限.	7

	4.3	Replenishment and Reissue of Unvested Awards 未释放奖励的补充和再次发行	7

	4.4	Reservation of Shares 股份的预留	8

5.	OPTION GRANT PROGRAM 期权授予计划.		8

	5.1	Option Grants in General 期权授予总则	8

	5.2	Types of Options 期权的种类	9

	5.3	Option Price 期权价格.	9

	5.4	Vesting; Term; Exercise Procedure 释放；期限；行权程序.	13

	5.5	Limitations on Grant and Terms of Incentive Stock Options 授予限制和激励性股票期权条款.	15

	5.6	Limits on 10% Holders 对持股 10% 的股东的限制	16

	5.7	Effects of Termination of Employment on Options 雇佣关系终止对期权的影响.	16

	5.8	Option Repricing/Cancellation and Regrant/Waiver of Restrictions 期权重新定价/撤销和重新授予/限制的放弃.	18

	5.9	Early Exercise Options 提前行使期权.	18

6.	SHARE AWARD PROGRAM 股份奖励计划		19

	6.1	Share Awards in General 股份奖励总则.	19

	6.2	Types of Share Awards 股份奖励的种类	19

	6.3	Purchase Price 购买价格.	20

	6.4	Vesting 释放	20

i

	6.5	Term 期限	21

	6.6	Share Certificates; Fractional Shares 股权证书；零星股份.	21

	6.7	Dividend and Voting Rights 分红和表决权	21

	6.8	Termination of Employment; Return to the Company 雇佣关系终止；返还给公司.	21

	6.9	Waiver of Restrictions 限制的放弃	22

7.	RESTRICTED SHARE UNIT AWARD PROGRAM 限制性股份单位奖励计划		22

	7.1	Restricted Share Units in General 限制性股份单位总则.	22

	7.2	Dividend and Voting Rights 分红和表决权	23

8.	PROVISIONS APPLICABLE TO ALL AWARDS 适用于所有奖励的规定.		23

	8.1	Rights of Eligible Persons, Participants and Beneficiaries 合资格人士、参与人和受益人的权利.	23

	8.2	No Transferability; Limited Exception to Transfer Restrictions 不可转让；转让限制的有限例外.	25

	8.3	Adjustments; Changes in Control 调整；控制权变更.	27

	8.4	Termination of Employment or Services 雇佣或服务关系的终止.	34

	8.5	Compliance with Laws 遵守法律.	35

	8.6	Tax Withholding 预提税.	38

	8.7	Plan and Award Amendments, Termination and Suspension 计划和奖励修订、终止和暂停.	40

	8.8	Privileges of Share Ownership 股份所有权的特权	41

	8.9	Share-Based Awards in Substitution for Awards Granted by Other Company 用基于股份的奖励替代其他公司授予的奖励	42

	8.10	Effective Date of the Plan 本计划生效日期.	42

	8.11	Term of the Plan 本计划期限	42

	8.12	Governing Law/Severability 适用法律/可分割性.	43

	8.13	Captions 标题	43

	8.14	Non-Exclusivity of Plan 本计划的非排他性	43

	8.15	No Restriction on Corporate Powers 不对法人权限构成限制.	44

	8.16	Other Company Compensation or Benefit Programs 公司的其他薪酬或福利计划.	44

9.	DEFINITIONS 定义.		44

ii

BINGEX LIMITED

SHARE INCENTIVE PLAN

股份激励计划

PREFACE

引言

This Plan is divided into three separate equity programs: (1) the option grant program set forth in Section 5 under which Eligible Persons (as defined in Section 3) may, at the discretion of the Administrator, be granted Options, (2) the share award program set forth in Section 6 under which Eligible Persons may, at the discretion of the Administrator, be awarded restricted or unrestricted Ordinary Shares, and (3) the restricted share unit award program set forth in Section 7 under which Eligible Persons may, at the discretion of the Administrator, be awarded restricted share units. Section 2 of this Plan contains the general rules regarding the administration of this Plan. Section 3 sets forth the requirements for eligibility to receive an Award grant under this Plan. Section 4 describes the authorized shares of the Company that may be subject to Awards granted under this Plan. Section 8 contains other provisions applicable to all Awards granted under this Plan. Section 9 provides definitions for certain capitalized terms used in this Plan and not otherwise defined herein.

本计划由三个独立的股权计划组成： (1) 期权授予计划，其中规定了管理人可根据第 5 条向合资格人士（定义见第 3 条）酌情授予期权，(2) 股份奖励计划，其中规定了管理人可根据第 6 条向合资格人士酌情奖励限制性或非限制性普通股，以及 (3) 限制性股份单位奖励计划，其中规定了管理人可根据第 7 条向合资格人士酌情奖励限制性股份单位。本计划第 2 条规定了管理本计划的一般规则。第 3 条规定了获得本计划项下奖励的资格要求。第 4 条说明了可根据本计划项下奖励授予的公司法定股份。第 8 条包含本计划项下所有奖励适用的其他条款。第 9 条定义了本计划中使用但未定义的某些术语。

1.	PURPOSE OF THE PLAN.本计划的目的

The purpose of this Plan is to promote the success of the Company and the interests of its shareholders by providing a means through which the Company may grant equity-based incentives to attract, motivate, retain and reward certain officers, employees, directors and other eligible persons and to further link the interests of Award recipients with those of the Company’s shareholders generally.

本计划的目的是为公司提供授予股权激励的渠道，以此来吸引、激励、留住和奖励某些高级职员、雇员、董事和其他合资格人士，以及将奖励获授人的利益与公司普通股东的利益更加紧密地联系起来，从而推动公司取得成功并促进公司股东的利益。

2.	ADMINISTRATION.管理

2.1     Administrator.管理人 This Plan shall be administered by, and all Awards under this Plan shall be authorized by, the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by the Companies Law (2013 Revision) of the Cayman Islands and any other applicable law, to one or more officers of the Company, its powers under this Plan (a) to designate the officers and employees of the Company and its Affiliates who will receive grants of Awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such Awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Memorandum and Articles of Association of the Company or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members (including the affirmative vote(s) of a majority of the Preferred Share Directors as defined in the Memorandum of Association of the Company ) present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

本计划由管理人管理，本计划项下所有奖励也由管理人授权。 “管理人”指的是负责管理本计划全部或部分事宜的董事会，或董事会或其他委员会（若具有相关授权）任命的一个或多个委员会。此等委员会完全由董事组成，人数为一人或一人以上或依相关法律规定。委员会可将其部分或全部权力授予按同样方式产生的其他委员会。在开曼群岛公司法（ 2013 年修订版）和其他适用法律允许的范围内，董事会或完全由董事组成的委员会，也可将其在本计划项下的以下权力授予一名或多名公司高级职员： (a) 指定将获得本计划项下奖励的公司及其关联机构的高级职员和员工，以及 (b) 确定此等奖励的股份数量以及此等奖励的其他条款和条件。董事会可将不同程度的权力授予在本计划下拥有管理和授予权力的不同委员会。除非公司章程及细则或管理人适用的章程中另有规定，否则： (a) 管理人的大多数成员应构成法定人数，以及 (b) 构成法定人数的大多数成员的投票（包括公司章程中定义的优先股董事中的多数投赞成票）或管理人成员的一致书面同意应构成管理人的行为。

2.2    Plan Awards; Interpretation; Powers of Administrator.计划奖励；解释；管理人的权力 Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things it deems necessary or desirable in connection with the authorization of Awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

本计划明确规定，管理人在授权奖励和管理本计划时，有权采取其认为必要或适当的任何行动（若管理人为委员会或管理人将权力授予一名或多名高级职员，则此等委员会或高级职员的行动不得超出授予其的权力范围），包括但不限于：

(a)	determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive Awards;

确定奖励资格条件，并从经认定合资格人士中确定将获得奖励的具体人员；

(b)

grant Awards to Eligible Persons, determine the price and number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of Awards consistent with the express limits of this Plan, establish the installments (if any) in which such Awards will become exercisable or will vest (which may include, without limitation, performance and/or time-based schedules) or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such Awards;

向合资格人士授予奖励，确定向此类人员授予或奖励的证券的价格和数量，根据本计划的明确限制确定奖励的其他具体条款和条件，制定分期（如有）行使或释放奖励的计划（包括但不限于基于绩效和 /或时间的计划）或确定不允许延期行权或释放，制定相关绩效目标，以及规定终止或收回奖励的事件；

(c)	approve the forms of Award Agreements, which need not be identical either as to type of Award or among Participants;

批准奖励协议格式，但不同类型奖励或不同参与人的奖励协议格式不必完全相同；

(d)

construe and interpret this Plan and any Award Agreement or other agreements defining the rights and obligations of the Company, its Affiliates, and Participants under this Plan, make factual determinations with respect to the administration of this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the Awards;

解释本计划、奖励协议或明确公司、公司关联机构以及本计划项下参与人的权利和义务的其他协议，作出与本计划的管理有关的事实认定，进一步明确本计划中的条款，规定、修订和撤销与本计划或奖励的管理有关的规则和条例；

(e)	cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards, subject to any required consent under Section 8.7.4;

在取得第 8.7.4 条所需的同意的前提下，取消、修改或放弃公司对任何或所有已授予奖励的权利，或修改、中止、暂停或终止此等已授予奖励；

(f)

accelerate or extend the vesting or exercisability or extend the term of any or all outstanding Awards (within the maximum five-year term of Awards under Sections 5.4.2 and 6.5) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature);

在管理人认为适当的情形下（包括但不限于，雇佣或服务终止时或发生其他属个人性质的事件时），加速或延长释放及行权，或延长任何或所有已授予奖励的期限（不超过第 5.4.2 条和第 6.5 条规定的五年最长奖励期限）；

(g)	determine Fair Market Value for purposes of this Plan and Awards;

出于本计划和奖励的目的，确定公平市场价值；

(h)	determine the duration and purposes of leaves or absence that may be granted to Participants without constituting a termination of their employment for purposes of this Plan; and

出于本计划的目的，确定参与人可以在多长时间内以及出于何种目的请假或休假，而不导致雇佣关系终止；以及

(i)

determine whether, and the extent to which, adjustments are required pursuant to Section 8.3 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 8.3.

确定是否要根据第 8.3 条作出调整以及作出多大程度的调整，并在发生第 8.3 条中所述的事件时，授权终止、转换、替换或继续奖励。

2.3    Binding Determinations.具有约束力的决定 Any action taken by, or inaction of, the Company, any Affiliate, the Board or the Administrator relating or pursuant to this Plan or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor the Administrator, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Award), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

公司、任何关联机构、董事会或管理人的任何作为或不作为，不论是与本计划或适用法律有关的，还是根据本计划或适用法律作出的，均在此等实体或机构的绝对酌情权范围之内，对所有相关人员都是终局的，都具有约束力。董事会、管理人、前两者的成员或按前三者的指示行事的人员，无须就其善意作出的与本计划（或任何奖励）有关的任何作 为、不作为、解释、阐释或决定而承担任何责任，而对于因此等情形产生和 /或导致的任何索赔、损失、损害或支出（包括但不限于律师费），公司应在法律允许的最大范围内和 /或在董事和高级职员不时生效的责任保险范围内，对此等人员给予赔偿和补偿。

2.4    Reliance on Experts.依靠专家 In making any determination or in taking or not taking any action under this Plan, the Administrator or the Board, as the case may be, may obtain and may rely upon the advice of experts, including employees of and professional advisors to the Company. No director, officer or agent of the Company or any of its Affiliates shall be liable for any such action or determination taken or made or omitted in good faith.

根据本计划作出任何决定，或采取或不采取任何行动时，管理人或董事会可以视具体情况，听取和采纳专家的意见，包括公司雇员和专业顾问的意见。公司及关联机构的任何董事、高级职员或代理人无须就此等行动、此等决定或善意不作为而承担任何责任。

2.5     Delegation.授权 The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or any of its Affiliates or to third parties.

管理人可以将其不涉及酌情决定权的执行性职能授予公司和关联机构的高级职员或雇员，或授予第三方。

3.	ELIGIBILITY.资格要求

Awards may be granted under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” means any person who qualifies as one of the following at the time of grant of the respective Award and who has executed a written employment agreement with the Company or one of its Affiliates pursuant to which such person has committed to a period of service for at least four years from the grant date of the Option (the “Committed Service Period”):

本计划项下奖励只能授予经管理人认定的合资格人士。 “合资格人士”是指已与公司或其关联机构签署书面雇佣协议并在此雇佣协议中承诺了从期权授予之日起至少四年的服务期（以下简称 “承诺服务期”），而且在授予相应奖励时符合以下条件的人员：

(a)	an officer (whether or not a director) or employee of the Company or any of its Affiliates;

公司或其关联机构的高级职员（不论是否是董事）或雇员；

(b)	any member of the Board; or

董事会成员；或

(c)

any director of one of the Company’s Affiliates, or any individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company or one of its Affiliates, as applicable, in a capital raising transaction or as a market maker or promoter of that entity’s securities) to the Company or one of its Affiliates.

公司关联机构的董事，或正向或已向公司或其关联机构提供善意服务（不包括在融资交易中或以做市商或发起人的身份参与公司或其关联机构证券的发行或出售时提供的服务）的顾问本人。

An advisor or consultant may be selected as an Eligible Person pursuant to clause (c) above only if such person’s participation in this Plan would not adversely affect (1) the Company’s eligibility to rely on an exemption from registration under the Securities Act for the offering of shares issuable under this Plan by the Company, such as under Rule 701, or (2) the Company’s compliance with any other applicable laws.

若要根据上述第 (c) 项，将顾问选为合资格人士，则必须确保此等人员参与本计划不会不利于 (1) 公司为本计划项下可发行股获得《证券法》的豁免登记（例如 701规则）的资格，或 (2) 公司遵守任何其他适用法律。

An Eligible Person may, but need not, be granted one or more Awards pursuant to Section 5 and/or more Awards pursuant to Section 6. An Eligible Person who has been granted an Award under this Plan may, if otherwise eligible, be granted additional Awards under this Plan if the Administrator so determines. However, a person’s status as an Eligible Person is not a commitment that any Award will be granted to that person under this Plan. Furthermore, an Eligible Person who has been granted an Award under Section 5 is not necessarily entitled to an Award under Section 6, or vice versa, unless otherwise expressly determined by the Administrator.

合资格人士可以（但未必会）获授第 5 条项下一种或多种奖励和/或第 6 条项下多种奖励。如果已获授本计划项下奖励的合资格人士，在其他方面也符合奖励资格，则经管理人认定后，可获授本计划项下其他奖励。但是，具备合资格人士的身份并不是一项按照本计划授予该人奖励的承诺。此外，除非管理人另有明确决定，已获授第 5 条项下奖励的合资格人士未必会获授第 6 条项下的奖励，反之亦然。

Each Award granted under this Plan must be approved by the Administrator at or prior to the grant of the Award.

授予本计划项下奖励时或授予之前，必须经管理人批准。

4.	SHARES SUBJECT TO THE PLAN.本计划项下的股份

4.1    Shares Available.可用股份 Subject to the provisions of Section 8.3.1, the shares that may be delivered under this Plan will be the Company’s authorized but unissued Ordinary Shares. The Ordinary Shares issued and delivered may be issued and delivered for any lawful consideration.

在第 8.3.1 条规定的前提下，本计划项下交付的股份应为公司未发行的法定普通股。已发行和已交付的普通股可为获取合法对价而进行发行和交付。

4.2    Share Limits.股份上限 Subject to the provisions of Section 8.3.1 and further subject to the share counting rules of Section 4.3, the maximum number of Ordinary Shares that may be delivered pursuant to Awards granted under this Plan will not exceed 8,000,000 shares (the “Share Limit”) in the aggregate.* As required under U.S. Treasury Regulation Section 1.422-2(b)(3)(i), in no event will the number of Ordinary Shares that may be delivered pursuant to Incentive Stock Options granted under this Plan exceed the Share Limit.

在第 8.3.1 条规定的前提下以及在第 4.3 条股份计算规则的前提下，可根据本计划项下奖励交付的普通股最大数量总计不得超过 8,000,000 股（以下简称“股份上限”）。*美国财政部规章第 1.422-2(b)(3)(i) 条规定，在任何情况下，根据本计划项下激励性股票期权交付的普通股数量都不得超过股份上限。

4.3    Replenishment and Reissue of Unvested Awards.未释放奖励的补充和再次发行 To the extent that an Award is settled in cash or a form other than Ordinary Shares, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. No Award may be granted under this Plan unless, on the date of grant, the sum of (a) the maximum number of Ordinary Shares issuable at any time pursuant to such Award, plus (b) the number of Ordinary Shares that have previously been issued pursuant to Awards granted under this Plan, plus (c) the maximum number of Ordinary Shares that may be issued at any time after such date of grant pursuant to Awards that are outstanding on such date, does not exceed the Share Limit. Notwithstanding the foregoing, Ordinary Shares that are subject to or underlie Options granted under this Plan that expire or for any reason are canceled or terminated without having been exercised (or Ordinary Shares subject to or underlying the unexercised portion of such Options in the case of Options that were partially exercised) as well as Ordinary Shares that are subject to Share Awards made under this Plan that are forfeited to the Company or otherwise repurchased by the Company prior to the vesting of such shares for a price not greater than the original purchase or issue price of such shares (as adjusted pursuant to Section 8.3.1) will again, except to the extent prohibited by law or applicable listing or regulatory requirements (and subject to any applicable limitations of the Code in the case of Awards intended to be Incentive Stock Options), be available for subsequent Award grants under this Plan. Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under this Plan, as well as any shares exchanged by a Participant or withheld by the Company or one of its Affiliates to satisfy the tax withholding obligations related to any Award, shall be available for subsequent awards under this Plan.

*

Award grants (including the number of shares subject to Awards granted) must be structured to satisfy the requirements of Rule 701 promulgated under the Securities Act and applicable “blue sky” laws. Unless a higher percentage is approved by at least two-thirds of the outstanding shares entitled to vote, at no time shall the total number of shares subject to this Plan exceed a number of shares which is equal to 30% of the then-outstanding number of the Company’s Ordinary Shares (convertible preferred or convertible senior Ordinary Shares will be counted on an as if converted basis).

*	奖励授予（包括授予的奖励下的股份数量）必须结构化，以满足按《证券法》颁布的 701 规则和适用的“蓝天”法律的要求。除非享有表决权的三分之二以上已发行在外的股份批准了更高的比例，否则在任何情况下，本计划项下股份总数量不得超过当时已发行在外的公司普通股的 30%（可转换优先股或可转换优先普通股按已转换计）。

如果奖励以现金或普通股以外的其他形式兑现，则不以此等现金或其他形式兑现时本应交付的股份，不应从本计划项下可发行的股份中扣减。本计划不得授予任何奖励，除非在授予日， (a) 根据此等奖励在任何时候可发行的普通股最大数量，(b) 先前已根据本计划项下奖励发行的普通股数量，以及 (c) 根据此授予日已授予奖励而可在此授予日之后任何时候发行的普通股最大数量这三者之和，没有超过股份上限。尽管有以上规定，本计划项下尚未行权即到期或因任何原因取消或终止的期权对应的普通股（或者如果期权已部分行权，则期权未行权部分对应的普通股），以及本计划项下遭到公司没收的股份奖励或在释放之前被公司以低于原始购买价格或发行价格回购的股份奖励对应的普通股（根据第 8.3.1 条进行调整），可以再次用于本计划项下的后续奖励，但法律或适用的上市或监管要求禁止的除外（如果奖励是激励性股份期权，还应遵守法典的适用限制）。为支付本计划项下奖励的全部或部分款项，而由参与人交易的或由公司扣缴的股份，以及为履行与奖励有关的预提税义务，而由参与人交易的或由公司或其关联机构扣缴的股份，可以用于本计划项下的后续奖励。

4.4    Reservation of Shares. 股份的预留 The Company shall at all times reserve a number of Ordinary Shares sufficient to cover the Company’s obligations and contingent obligations to deliver shares with respect to Awards then outstanding under this Plan.

公司在任何时候都应预留足够数量的普通股，以备履行公司义务和或有义务，即交付与本计划项下已授予奖励有关的股份。

5.	OPTION GRANT PROGRAM.期权授予计划

5.1    Option Grants in General.期权授予总则 Each Option shall be evidenced by an Award Agreement in the form approved by the Administrator. The Award Agreement evidencing an Option shall contain the terms established by the Administrator for that Option, as well as any other terms, provisions, or restrictions that the Administrator may impose on the Option or any Ordinary Shares subject to the Option; in each case subject to the applicable provisions and limitations of this Section 5 and the other applicable provisions and limitations of this Plan. The Administrator may require that the recipient of an Option promptly execute and return to the Company his or her Award Agreement evidencing the Option. In addition, the Administrator may require that the spouse of any married recipient of an Option also promptly execute and return to the Company the Award Agreement evidencing the Option granted to the recipient or such other spousal consent form that the Administrator may require in connection with the grant of the Option.

每份期权由格式经管理人批准的奖励协议予以证明。证明期权的奖励协议应包含管理人就该期权制定的条款，以及管理人就该期权或该期权项下普通股实行的其他条款、规定或限制；这些内容在任何情况下均应符合第 5 条中的适用规定和限制以及本计划中的其他适用规定和限制。管理人可要求期权获授人及时签署并向公司交回用于证明期权的奖励协议。此外，管理人可要求期权的已婚获授人的配偶及时签署并向公司交回用于证明授予获授人期权的奖励协议或管理人授予期权时可能需要的配偶同意书。

5.2    Types of Options.期权的种类 The Administrator will designate each Option granted under this Plan to a U.S. resident as either an Incentive Stock Option or a Nonqualified Option, and such designation shall be set forth in the applicable Award Agreement. Any Option granted under this Plan to a U.S. resident that is not expressly designated in the applicable Award Agreement as an Incentive Stock Option will be deemed to be designated a Nonqualified Option under this Plan and not an “incentive stock option” within the meaning of Section 422 of the Code. Incentive Stock Options shall be subject to the provisions of Section 5.5 in addition to the provisions of this Plan applicable to Options generally. The Administrator may designate any Option granted under this Plan to a non-U.S. resident in accordance with the rules and regulations applicable to options in the jurisdiction in which such person is a resident. The Administrator may, in its discretion, designate any Option as an Early Exercise Option pursuant to Section 5.9.

管理人可将根据本计划授予美国居民的每项期权指定为激励性股票期权或非法定期权，并在相关奖励协议中注明此类指定。如果相关奖励协议并未将根据本计划授予美国居民的任何期权明确指定为激励性股票期权，则会将此类期权视为本计划下的非法定期权，而不是法典第 422 条所指的“激励性股票期权”。除遵守本计划中普遍适用于期权的条款之外，激励性股票期权还应遵守第 5.5 条的规定。根据本计划将期权授予非美国居民时，管理人可根据此人的居民身份所在的管辖区域内适用于期权的法规和条例，指定此类期权。管理人可根据第 5.9 条将任何期权酌情指定为提早行使期权。

5.3	Option Price.期权价格

5.3.1    Pricing Limits.定价下限 Subject to the following provisions of this Section 5.3.1, the Administrator will determine the purchase price per share of the Ordinary Shares covered by each Option (the “exercise price” of the Option) at the time of the grant of the Option, and such exercise price will be set forth in the applicable Award Agreement. In no case will the exercise price of an Option be less than the greater of:

根据第 5.3.1 条中的以下规定，管理人将在期权授予之时，确定每项期权项下每股普通股的购买价格（即期权的 “行权价格”），并且此等行权价格应在相关奖励协议中注明。在任何情况下，期权的行权价格不得低于以下价值（以较高者为准）：

(a)	the par value of the Ordinary Shares;

普通股的票面价值；

(b)	in the case of an Incentive Stock Option and subject to clause (c) below, or as otherwise required by applicable law, 100% of the Fair Market Value of the Ordinary Shares on the date of grant; or

如果是激励性股票期权且不违反下述第 (c) 项，或根据适用法律的规定，授予日普通股 100% 的公平市场价值；或

(c)	in the case of an Incentive Stock Option granted to a Participant described in Section 5.6, 110% of the Fair Market Value of the Ordinary Shares on the date of grant.

如果是授予给第 5.6 条中所述参与人的激励性股票期权，授予日普通股 110% 的公平市场价值。

5.3.2    Payment Provisions.支付条款 The Company will not be obligated to deliver certificates for the Ordinary Shares to be purchased on exercise of an Option unless and until it receives full payment of the exercise price therefor, all related withholding obligations under Section 8.6 have been satisfied, and all other conditions to the exercise of the Option set forth herein or in the Award Agreement have been satisfied. The purchase price of any Ordinary Shares purchased on exercise of an Option must be paid in full at the time of each purchase in such lawful consideration as may be permitted or required by the Administrator, which may include, without limitation, one or a combination of the following methods:

公司将无义务交付行使期权时购买的普通股的股权证书，除非公司收到普通股行权价格的全部款项，第 8.6 条规定的所有相关预提税义务都已履行，且本计划或奖励协议中的所有其他行权条件都已满足。行权时购买的普通股的购买价格必须在每次购买时，以管理人允许或要求的合法对价全额支付，支付方式包括但不限于以下任何一种方式或以下方式的组合：

(a)	cash, check payable to the order of the Company, or electronic funds transfer;

现金、以公司为收款人的支票或电子转账；

(b)	notice and third party payment in such manner as may be authorized by the Administrator;

按照管理人授权的方式发出通知并由第三方付款；

(c)	the delivery of previously owned Ordinary Shares;

交付以前持有的普通股；

(d)	by a reduction in the number of Ordinary Shares otherwise deliverable pursuant to the Award;

扣减本应根据奖励交付的一定数量普通股；

(e)	subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise”; or

在遵守管理人制定的程序的前提下，采取 “非现金行权方式” ；或者

(f)	if authorized by the Administrator or specified in the applicable Award Agreement, by a promissory note of the Participant consistent with the requirements of Section 5.3.3.

如果管理人授权或相关奖励协议规定，在遵守第 5.3.3 条规定的情况下通过参与人签发的本票支付。

In no event shall any shares newly-issued by the Company be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable law. In the event that the Administrator allows a Participant to exercise an Award by delivering Ordinary Shares previously owned by such Participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the Participant from the Company (upon exercise of an option or otherwise) must have been owned by the Participant for at least six months as of the date of delivery or such other period, if any, as the Administrator prescribes based on accounting or other applicable rules then in effect. Ordinary Shares used to satisfy the exercise price of an Option (whether previously-owned shares or shares otherwise deliverable pursuant to the terms of the Option) shall be valued at their Fair Market Value on the date of exercise. Unless otherwise expressly provided in the applicable Award Agreement, the Administrator may eliminate or limit a Participant’s ability to pay the purchase or exercise price of any Award by any method other than cash payment to the Company. The Administrator may take all actions necessary to alter the method of Option exercise and the exchange and transmittal of proceeds with respect to Participants resident in the People’s Republic of China (“PRC”) not having permanent residence in a country other than the PRC in order to comply with applicable PRC foreign exchange and tax regulations.

在任何情况下，公司新发行的任何股份的发行对价，都不得低于其最低合法对价或适用法律所允许对价以外的对价。如果管理人允许参与人通过交付其以前持有的普通股来行使奖励，除非管理人另有明确规定，否则参与人交付的股份必须是参与人最初从公司购买的（通过行使期权或其他方式），也必须由参与人在截止交付之日持有至少六个月，或管理人根据当时生效的会计规则或其他适用规则规定的其他期限（如有）。用于支付期权行权价格的普通股（无论是之前持有的股份，还是根据期权相关条款应予交付的股份）应按行权日当天的公平市场价值进行估值。除非相关奖励协议另有明确规定，管理人可禁止或限制参与人通过现金支付以外的其他方式，支付任何奖励的购买价格或行权价格。针对居住在中华人民共和国（以下简称 “中国”）且除了中国以外没有其他国家永久居住权的参与人，为遵守适用的中国外汇和税务管理条例，管理人可采取任何必要措施，更改期权的行权方式以及收益的兑换和汇款方式。

5.3.3    Acceptance of Notes to Finance Exercise.允许使用本票支付行权价格 The Company may, with the Administrator’s approval in each specific case, accept one or more promissory notes from any Eligible Person in connection with the exercise of any Option; provided that any such note shall be subject to the following terms and conditions:

经管理人视每次的具体情况作出批准后，公司可以接受合资格人士为行使期权而签发的一张或多张本票，但此等本票应符合以下条款和条件：

(a)

The principal of the note shall not exceed the amount required to be paid to the Company upon the exercise, purchase or acquisition of one or more Awards under this Plan and the note shall be delivered directly to the Company in consideration of such exercise, purchase or acquisition.

本票本金不得超过行使、购买或获得本计划项下一项或多项奖励时应向公司支付的金额，而且本票应以此等行使、购买或获得的对价直接交付给公司。

(b)	The initial term of the note shall be determined by the Administrator; provided that the term of the note, including extensions, shall not exceed a period of five years.

本票的初始期限应由管理人确定；本票的期限，包括延展期限在内，不得超过五年。

(c)

The note shall provide for full recourse to the Participant and shall bear interest at a rate determined by the Administrator, but not less than the interest rate necessary to avoid the imputation of interest under the Code and to avoid any adverse accounting consequences in connection with the exercise, purchase or acquisition.

本票对参与人具有完全追索权，并计利息，利率由管理人确定，但不得低于必要的水平，以避免要根据法典规定估算利息，以及避免行使、购买或获得引起不良会计后果。

(d)

If the employment or services of the Participant by or to the Company and its Affiliates terminates, the unpaid principal balance of the note shall become due and payable on the 30th business day after such termination; provided, however, that if a sale of the shares acquired on exercise of the Option would cause such Participant to incur liability under Section 16(b) of the Exchange Act, the unpaid balance shall become due and payable on the 10th business day after the first day on which a sale of such shares could have been made without incurring such liability assuming for these purposes that there are no other transactions (or deemed transactions) in securities of the Company by the Participant subsequent to such termination.

如果参与人与公司及其关联机构的雇佣或服务关系终止，本票中未支付的本金余额应在此等终止之后第 30 个工作日到期应付；但是，如果出售行权时购买的股份，可能会导致参与人需要承担《证券交易法》第 16(b) 条项下的法律责任，则未支付的余额应在出售股份不会带来此等法律责任的第一天后的第 10 个工作日到期应付，前提是参与人在此等终止之后，并无对公司证券的其他交易行为（或视同交易行为）。

(e)	If required by the Administrator or by applicable law, the note shall be secured by a pledge of any shares or rights financed thereby or other collateral, in compliance with applicable law.

如果管理人或适用法律规定，本票应根据适用法律，用通过本票购买的股份或权利或其他抵押物进行担保。

The terms, repayment provisions, and collateral release provisions of the note and the pledge securing the note shall conform to all applicable rules and regulations, including those of the Federal Reserve Board of the United States and any applicable law, as then in effect.

本票以及为本票作担保的抵押物的条款、偿还条款及抵押物解押条款应符合所有适用规则和条例（包括当时生效的美国联邦储备委员会颁布的规则和条例）和任何适用法律。

5.4	Vesting; Term; Exercise Procedure.释放；期限；行权程序

5.4.1    Vesting.释放 Except as provided in Section 5.9, an Option may be exercised only to the extent that it is vested and exercisable. The Administrator will determine the vesting and/or exercisability provisions of each Option (which may be based on performance criteria, passage of time or other factors or any combination thereof), which provisions will be set forth in the applicable Award Agreement. Unless the Administrator otherwise expressly provides, once exercisable an Option will remain exercisable until the expiration or earlier termination of the Option. To the extent required to satisfy applicable securities laws and subject to Section 5.7, no Option (except an Option granted to an officer, director, or consultant of the Company or any of its Affiliates) shall vest and become exercisable at a rate of less than 20% per year over five years after the date the Option is granted.

除非第 5.9 条另有规定，期权只能在释放和可行权之后行权。管理人将制定每份期权的释放和 /或行权条款（可能取决于绩效标准、时间期限或其他要素或此等要素的组合），并在相关奖励协议中注明。除非管理人另有明确规定，期权可行权后将一直可行权，直到该期权到期或提前终止。在符合适用证券法的要求的范围内，以及在不违反第 5.7 条规定的前提下，期权（授予公司或其关联机构高级职员、董事或顾问的期权除外）自授予日起五年内，每年的释放和可行权比例不得低于 20%。

5.4.2    Term.期限 Each Option shall expire five years after its date of grant. Each Option will be subject to earlier termination as provided in or pursuant to Sections 5.7 and 8.3. Any payment of cash or delivery of shares in payment of or pursuant to an Option may be delayed until a future date if specifically authorized by the Administrator in writing and by the Participant.

每份期权自授予日起，期限为五年。每份期权均可按照第 5.7 条和第 8.3 条的规定提前终止。为支付期权或按期权规定支付现金或交付股份的，支付现金或交付股份的日期可延长至未来某个日期，但这需要管理人的专门书面授权和参与人的专门授权。

5.4.3    Exercise Procedure.行权程序 Any exercisable Option will be deemed to be exercised when the Company receives written notice of such exercise from the Participant (on a form and in such manner as may be required by the Administrator), together with any required payment made in accordance with Section 5.3 and Section 8.6 and any written statement required pursuant to Section 8.5.1.

公司收到参与人（按照管理人要求的格式和方式）发出的行权书面通知，以及根据第 5.3 条和第 8.6 条支付的款项以及第 8.5.1 条要求提供的书面声明，即视为对可行权的期权进行行权。

5.4.4    Voting Rights. 表决权 A Participant shall duly sign a power of attorney for the authorization of all the voting and signing rights of the Ordinary Shares acquired upon exercise of the Option in substantially the form attached to the Award Agreement.

参与人应正式签署一份授权委托书，委托行权获得的普通股的所有表决权和签署权，该授权委托书的格式应与奖励协议所附格式大体相同。

5.4.5    Fractional Shares/Minimum Issue.零星股份/最低发行股份 Fractional share interests will be disregarded, but may be accumulated. The Administrator, however, may determine that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 shares (subject to adjustment pursuant to Section 8.3.1) may be purchased on exercise of any Option at one time unless the number purchased is the total number at the time available for purchase under the Option.

零星股份权益将不计入，但可以累积。但管理人可决定用支付或转让现金、其他证券或其他财产的方式代替零星股份权益。每次通过行权购买的股份不得少于 100 股普通股（可能会根据第 8.3.1 条加以调整），除非购买的股份数量是期权项下可购买的股份总数。

5.5	Limitations on Grant and Terms of Incentive Stock Options.授予限制和激励性股票期权条款

5.5.1    US$100,000 Limit. 100,000 美元上限 To the extent that the aggregate Fair Market Value of shares with respect to which incentive stock options are exercisable for the first time by a Participant in any calendar year exceeds US$100,000, taking into account both Ordinary Shares subject to Incentive Stock Options under this Plan and shares subject to incentive stock options under all other plans of the Company or any of its Affiliates, such options will be treated as nonqualified options. For this purpose, the Fair Market Value of the shares subject to options will be determined as of the date the options were awarded. In reducing the number of options treated as incentive stock options to meet the US$100,000 limit, the most recently granted options will be reduced (recharacterized as nonqualified options) first. To the extent a reduction of simultaneously granted options is necessary to meet the US$100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which Ordinary Shares are to be treated as shares acquired pursuant to the exercise of an incentive stock option.

如果参与人在任一日历年首次可行权的激励性股票期权对应的股份（包括本计划项下激励性股票期权对应的普通股以及公司或其关联机构的所有其他计划项下的激励性股票期权对应的股份）的公平市场价值总额超过 100,000 美元，则此等期权应被视为非法定期权。在此条中，期权项下股份的公平市场价值按期权授予日当日的公平市场价值确定。为符合 100,000 美元上限，而减少被视为激励性股票期权的期权数量时，将首先减少最近授予的期权（将其重新定性为非法定期权）。为符合 100,000 美元上限，而有必要减少同时授予的期权时，管理人可以按法律允许的方式，在法律允许的范围内，指定哪些普通股将被视为通过行使激励性股票期权而获得的股份。

5.5.2    Other Code Limits.其他法典限制 Incentive Stock Options may only be granted to individuals that are employees of the Company or one of its Affiliates and satisfy the other eligibility requirements of the Code. Any Award Agreement relating to Incentive Stock Options will contain or shall be deemed to contain such other terms and conditions as from time to time are required in order that the Option be an “incentive stock option” as that term is defined in Section 422 of the Code.

激励性股票期权的授予对象只能是公司或其关联机构的员工，还要符合法典规定的其他资格要求。激励性股票期权的奖励协议将包含或应视为包含，为确保期权属于法典第 422 条定义的“激励性股票期权”，而不时需要的其他条款和条件。

5.5.3    ISO Notice of Sale Requirement. ISO 出售通知要求 Any Participant who exercises an Incentive Stock Option shall give prompt written notice to the Company of any sale or other transfer of the Ordinary Shares acquired on such exercise if the sale or other transfer occurs within (a) one year after the exercise date of the Option, or (b) two years after the grant date of the Option.

如果行使激励性股票期权的参与人 (a) 自期权行使之日起一年内，或 (b) 自期权授予之日起两年内，出售或以其他方式转让行权获得的普通股，则应将此事宜立即书面通知公司。

5.6    Limits on 10% Holders.对持股 10% 的股东的限制 No Incentive Stock Option may be granted to any person who, at the time the Incentive Stock Option is granted, owns (or is deemed to own under Section 424(d) of the Code) outstanding shares of the Company (or any of its Affiliates) possessing more than 10% of the total combined voting power of all classes of shares of the Company (or any of its Affiliates), unless the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of the shares subject to the Incentive Stock Option and such Incentive Stock Option by its terms is not exercisable after the expiration of [four] years from the date such Incentive Stock Option is granted.

如果某人在激励性股票期权授予之时所持有的（或根据法典第 424(d) 条视为持有的）公司（或其关联机构）已发行在外的股份，占公司（或其关联机构）所有种类股份的合计总表决权 10% 以上，那么除非此等激励性股票期权的行权价格至少是激励性股票期权项下股份的公平市场价值的 110%，并且此激励性股票期权的条款规定其自授予之日起 [四] 年届满后不可行权，否则不得向此人授予激励性股票期权。

5.7	Effects of Termination of Employment on Options.雇佣关系终止对期权的影响

5.7.1    Termination for Cause.根据终止事由解雇 Unless otherwise provided in the Award Agreement or determined by the Administrator in its discretion, and subject to earlier termination pursuant to or as contemplated by Section 5.4.2 or 8.3, if a Participant’s employment by or service to the Company or any of its Affiliates is terminated by such entity for Cause, all of the Participant’s Options, whether or not vested and/or exercisable, shall immediately become null and void, and the Participant shall have no entitlement and will forfeit any rights to any issuance of Shares under Options awarded under this Plan.

除奖励协议另有规定或管理人酌情另行决定，以及根据第 5.4.2 条或第 8.3 条提前终止之外，如果参与人与公司或其关联机构的雇佣或服务关系由此等实体根据终止事由终止，则参与人的所有期权，无论是否已释放和 /或可行使，都将立即失效，参与人将无权且丧失获得期权计划项下发行的股份的任何权利。

5.7.2    Death or Disability.死亡或残疾 Unless otherwise provided in the Award Agreement (consistent with applicable securities laws) and subject to earlier termination pursuant to or as contemplated by Section 5.4.2 or 8.3, if a Participant’s employment by or service to the Company or any of its Affiliates terminates as a result of the Participant’s death or Total Disability:

除奖励协议另有规定（符合适用证券法）以及根据第 5.4.2 条或第 8.3 条提前终止之外，如果参与人与公司或其关联机构的雇佣或服务关系因参与人死亡或完全残疾而终止：

(a)

the Participant (or his or her Personal Representative or Beneficiary, in the case of the Participant’s Total Disability or death, respectively), will have until the date that is 12 months after the Participant’s Severance Date to exercise the Participant’s Option (or portion thereof) to the extent that it was vested and exercisable on the Severance Date;

参与人（或者参与人完全残疾或死亡的，则其个人代表或受益人）必须在离职之日起 12 个月内的某个日期，行使离职之日已释放且可行权的期权（或部分期权）；

(b)	the Option, to the extent not vested and exercisable on the Participant’s Severance Date, shall terminate on the Severance Date; and

参与人离职之日未释放且不可行权的期权应于离职之日终止；以及

(c)

the Option, to the extent exercisable for the 12-month period following the Participant’s Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 12-month period.

自参与人离职之日起 12 个月内可以行权但在此期间没有行权的期权，应于 12 个月期限的最后一日的营业时间结束之时终止。

5.7.3    Other Terminations of Employment.其他雇佣关系终止 Unless otherwise provided in the Award Agreement (consistent with applicable securities laws) and subject to earlier termination pursuant to or as contemplated by Section 5.4.2 or 8.3, if a Participant’s employment by or service to the Company or any of its Affiliates terminates for any reason other than a termination by such entity for Cause or because of the Participant’s death or Total Disability:

除奖励协议另有规定（符合适用证券法）以及根据第 5.4.2 条或第 8.3 条提前终止之外，如果参与人与公司或其关联机构的雇佣或服务关系并非由此等实体根据终止事由终止或因参与人死亡或完全残疾而终止，而是因任何其他原因而终止：

(a)

the Participant will have until the date that is 90 days after the Participant’s Severance Date to exercise his or her Option (or portion thereof) to the extent that it was vested and exercisable on the Severance Date;

参与人必须在离职之日起 90 日内的某个日期，行使离职之日已释放且可行权的期权（或部分期权）；

(b)	the Option, to the extent not vested and exercisable on the Participant’s Severance Date, shall terminate on the Severance Date; and

参与人离职之日未释放且不可行权的期权应于离职之日终止；以及

(c)

the Option, to the extent exercisable for the 90-day period following the Participant’s Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 90-day period.

自参与人离职之日起 90 日内可以行权但在此期间没有行权的期权，应于 90 日期限的最后一日的营业时间结束之时终止。

5.8    Option Repricing/Cancellation and Regrant/Waiver of Restrictions.期权重新定价/撤销和重新授予 /限制的放弃 Subject to Section 4 and Section 8.7 and the specific limitations on Options contained in this Plan, the Administrator from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Person, any adjustment in the exercise price, the vesting schedule, the number of shares subject to, or the term of, an Option granted under this Plan by cancellation of an outstanding Option and a subsequent regranting of the Option, by amendment, by substitution of an outstanding Option, by waiver or by other legally valid means. Such amendment or other action may result in, among other changes, an exercise price that is higher or lower than the exercise price of the original or prior Option, provide for a greater or lesser number of Ordinary Shares subject to the Option, or provide for a longer or shorter vesting or exercise period.

在不违反第 4 条和第 8.7 条以及本计划中对期权的特定限制的前提下，管理人可不时作出有益于合资格人士的一般性或特定授权，即授权通过撤销已授予期权并在后续重新授予期权，通过修订，通过替代已授予期权，通过弃权，或通过其他合法方式，调整本计划项下期权的行权价格、释放计划、股份数量或期限。此类修订或其他行动可能会导致，行权价格高于或低于原始或以前的行权价格，期权项下普通股的数量增加或减少，或释放期限或行权期限延长或缩短，或导致其他变化。

5.9    Early Exercise Options.提前行使期权 The Administrator may, in its discretion, designate any Option as an Early Exercise Option which, by express provision in the applicable Award Agreement, may be exercised prior to the date such Option has vested. If the Participant elects to exercise all or a portion of an Early Exercise Option before it is vested, the Ordinary Shares acquired under the Option which are attributable to the unvested portion of the Option shall be Restricted Shares. The applicable Award Agreement will specify the extent (if any) to which and the time (if ever) at which the Participant will be entitled to dividends, voting and other rights in respect of such Restricted Shares prior to vesting, and the restrictions imposed on such shares and the conditions of release or lapse of such restrictions. Unless otherwise expressly provided in the applicable Award Agreement, such Restricted Shares shall be subject to the provisions of Sections 6.6 through 6.9, below.

管理人可酌情将任一期权指定为提前行使期权，此等期权可根据相关奖励协议的明确规定，在其释放日之前行权。如果参与人选择行使尚未释放的全部或部分提前行使期权，由此获得的普通股为限制性股份。相关奖励协议将规定参与人可以在多大程度上（如有）以及在何时（如有）可以享受此类尚未释放的限制性股份的分红、表决权和其他权利，以及此类股份受到的限制以及此类限制的解除或失效条件。除非相关适用奖励协议另有明确规定，此等限制性股份应遵守下文第 6.6 条至第 6.9 条的规定。

6.	SHARE AWARD PROGRAM股份奖励计划

6.1    Share Awards in General.股份奖励总则 Each Share Award shall be evidenced by an Award Agreement in the form approved by the Administrator. The Award Agreement evidencing a Share Award shall contain the terms established by the Administrator for that Share Award, as well as any other terms, provisions, or restrictions that the Administrator may impose on the Share Award; in each case subject to the applicable provisions and limitations of this Section 6 and the other applicable provisions and limitations of this Plan. The Administrator may require that the recipient of a Share Award promptly execute and return to the Company his or her Award Agreement evidencing the Share Award. In addition, the Administrator may require that the spouse of any married recipient of a Share Award also promptly execute and return to the Company the Award Agreement evidencing the Share Award granted to the recipient or such other spousal consent form that the Administrator may require in connection with the grant of the Share Award.

每份股份奖励由格式经管理人批准的奖励协议予以证明。证明股份奖励的奖励协议应包含管理人就该股份奖励制定的条款，以及管理人就该股份奖励实行的其他条款、规定或限制；这些内容在任何情况下均应符合第 6 条中的适用规定和限制以及本计划中的其他适用规定和限制。管理人可要求股份奖励获授人及时签署并向公司交回用于证明股份奖励的奖励协议。此外，管理人可要求股份奖励的已婚获授人的配偶及时签署并向公司交回用于证明授予获授人股份奖励的奖励协议或管理人授予股份奖励时可能需要的配偶同意书。

6.2    Types of Share Awards.股份奖励的种类 The Administrator shall designate whether a Share Award shall be a Restricted Share Award, and such designation shall be set forth in the applicable Award Agreement.

管理人须指定股份奖励是否为限制性股份奖励，并在相关奖励协议中注明此类指定。

6.3 Purchase Price.购买价格

6.3.1    Pricing Limits.定价下限 Subject to the following provisions of this Section 6.3, the Administrator will determine the purchase price, if any, per share of the Ordinary Shares covered by each Share Award at the time of grant of the Award. In no case will such purchase price be less than the par value of the Ordinary Shares.

根据第 6.3 条中的以下规定，管理人将在奖励授予之时，确定每项股份奖励项下每股普通股的购买价格（如有）。在任何情况下，购买价格都不得低于普通股的票面价值。

6.3.2    Payment Provisions.支付条款 The Company will not be obligated to record in the Company’s register of members, or issue certificates evidencing, Ordinary Shares awarded under this Section 6 unless and until it receives full payment of the purchase price, if applicable, therefor and all other conditions to the purchase, as determined by the Administrator, have been satisfied, at which point the relevant shares shall be issued and noted in the Company’s register of members. The purchase price of any shares subject to a Share Award must be paid in full at the time of the purchase in such lawful consideration as may be permitted or required by the Administrator, which may include, without limitation, one or a combination of the methods set forth in clauses (a) through (f) in Section 5.3.2 and/or past services rendered to the Company or any of its Affiliates.

公司没有义务将根据第 6 条授予的普通股登记到股东名册或发放股权证书予以证明，除非公司收到购买价格的全部款项（如适用），且管理人确定的所有其他购买条件均已满足，也只有在这时，相关股份才会发放并登记到公司股东名册。股份奖励项下股份的购买价格必须在购买时，以管理人允许或要求的合法对价全额支付，支付方式包括但不限于第 5.3.2 条第 (a) 项至第 (f) 项中规定的一种方式或多种方式的组合和/或过往向公司或其关联机构提供的服务。

6.4    Vesting.释放 The restrictions imposed on the Ordinary Shares subject to a Restricted Share Award (which may be based on performance criteria, passage of time or other factors or any combination thereof) will be set forth in the applicable Award Agreement. To the extent required to satisfy applicable securities laws, the restrictions imposed on the Ordinary Shares subject to a Restricted Share Award (other than an Award granted to an officer, director, or consultant of the Company or any of its Affiliates, which may include more restrictive provisions) shall lapse as to such shares, subject to Section 6.8, at a rate of at least 20% of the shares subject to the Award per year over the [five] years after the date the Award is granted.

对限制性股份奖励项下普通股实行的限制（可能取决于绩效标准、时间期限或其他要素或此等要素的组合），将在相关奖励协议中注明。在符合适用证券法要求的前提下，对限制性股份奖励项下普通股（并非授予公司或其关联机构高级职员、董事和顾问的奖励，此类奖励可能包括更多的限制性条款）实行的限制，应在不违反第 6.8 条规定的前提下，自奖励授予之日起 [ 五] 年内，按照每年至少 20% 的比例（以奖励项下股份计）失效。

6.5    Term.期限 A Share Award shall either vest or be repurchased by the Company five years after the Award Date. Each Share Award will be subject to earlier repurchase as provided in or pursuant to Sections 6.8 and 8.3. Any payment of cash or delivery of shares in payment for a Share Award may be delayed until a future date if specifically authorized by the Administrator in writing and by the Participant.

股份奖励自奖励之日起五年内释放，或由公司回购。每项股份奖励均可按照第 6.8 条和第 8.3 条的规定提前回购。为支付股份奖励而支付现金或交付股份的，支付现金或交付股份的日期可延长至未来某个日期，但这需要管理人的专门书面授权和参与人的专门授权。

6.6    Share Certificates; Fractional Shares.股权证书；零星股份 Share certificates evidencing Restricted Shares will bear a legend making appropriate reference to the restrictions imposed hereunder and will be held by the Company or by a third party designated by the Administrator until the restrictions on such shares have lapsed, the shares have vested in accordance with the provisions of the Award Agreement and Section 6.4, and any related loan has been repaid. Fractional share interests will be disregarded, but may be accumulated. The Administrator, however, may determine that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests.

证明限制性股份的股权证书上应印制说明文字，恰当引用本计划中实行的限制。该等股权证书由公司或管理人指定的第三方持有，直到对限制性股份实行的限制失效，股份已按照奖励协议和第 6.4 条的规定释放，且任何相关贷款均已偿还。零星股份权益将不计入，但可以累积。但管理人可决定用支付或转让现金、其他证券或其他财产的方式代替零星股份权益。

6.7    Dividend and Voting Rights.分红和表决权 Unless otherwise provided in the applicable Award Agreement, a Participant holding Restricted Shares will be entitled to cash dividend and voting rights for all Restricted Shares issued even though they are not vested, but such rights will terminate immediately as to any Restricted Shares which are repurchased by the Company.

除非相关奖励协议另有规定，持有限制性股份的参与人有权享有已发行的所有限制性股份（尽管未释放）的现金分红和表决权，但公司一旦回购限制性股份，参与人对其享有的此等权利将立即终止。

6.8    Termination of Employment; Return to the Company.雇佣关系终止；返还给公司 Unless the Administrator otherwise expressly provides, Restricted Shares subject to an Award that remain subject to vesting conditions that have not been satisfied by the earlier of (a) the Expiration Date specified in the applicable Award Agreement (which may include, without limitation, the Participant’s Severance Date) or (b) the date on which such Award Agreement is terminated, will not vest and will be reacquired by the Company in such manner and on such terms as the Administrator provides, which terms shall include return or repayment of the lower of (a) the Fair Market Value of the Restricted Shares at the time of the termination, or (b) the original purchase price of the Restricted Shares, without interest, to the Participant to the extent not prohibited by law. The Award Agreement shall specify any other terms or conditions of the repurchase if the Award fails to vest.

除非管理人另有明确规定，奖励项下限制性股份若仍受制于释放条件，而且 (a) 相关奖励协议中规定的到期日期（可能包括但不限于参与人的离职日期）或 (b) 奖励协议的终止日期这两者中的较早者不满足释放条件的要求，则此等限制性股份不会释放，并且公司会按照管理人规定的方式和条款回购此等限制性股份，此等条款应包括在法律允许的范围内，将 (a) 终止时限制性股份的公平市场价值或 (b) 限制性股份的原始购买价格（不计利息）这二者中的较低者返还或支付给参与人。奖励协议应规定奖励未能释放时的其他回购条款或条件。

6.9    Waiver of Restrictions.限制的放弃 Subject to Sections 4 and 8.7 and the specific limitations on Share Awards contained in this Plan, the Administrator from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Person, any adjustment in the vesting schedule, or the restrictions upon or the term of, a Share Award granted under this Plan by amendment, by substitution of an outstanding Share Award, by waiver or by other legally valid means.

在不违反第 4 条和第 8.7 条以及本计划中对股份奖励的特定限制的前提下，管理人可不时作出有益于合资格人士的一般性或特定授权，即授权通过修订，通过替代已授予股份奖励，通过弃权，或通过其他合法方式，调整本计划项下股份奖励的释放计划、限制或期限。

7.	RESTRICTED SHARE UNIT AWARD PROGRAM限制性股份单位奖励计划

7.1    Restricted Share Units in General. 限制性股份单位总则 Each Award of Restricted Share Units shall be evidenced by an Award Agreement in the form approved by the Administrator. The Award Agreement evidencing a Restricted Share Unit Award shall contain the terms established by the Administrator for that Restricted Share Unit Award, as well as any other terms, provisions, or restrictions that the Administrator may impose on the Restricted Share Unit Award; in each case subject to the applicable provisions and limitations of this Section 7 and the other applicable provisions and limitations of this Plan. In addition, the Administrator may require that the spouse of any married recipient of a Restricted Share Unit Award also promptly execute and return to the Company the Award Agreement evidencing the Restricted Share Unit Award granted to the recipient or such other spousal consent form that the Administrator may require in connection with the grant of the Restricted Share Unit Award.

每项限制性股份单位奖励由格式经管理人批准的奖励协议予以证明。证明限制性股份单位奖励的奖励协议应包含管理人就该限制性股份单位奖励制定的条款，以及管理人就该限制性股份单位奖励实行的其他条款、规定或限制；这些内容在任何情况下均应符合第 7 条中的适用规定和限制以及本计划中的其他适用规定和限制。此外，管理人可要求限制性股份单位奖励的已婚获授人的配偶及时签署并向公司交回用于证明授予获授人限制性股份单位奖励的奖励协议或管理人授予限制性股份单位奖励时可能需要的配偶同意书。

7.2    Dividend and Voting Rights.分红和表决权 A Participant holding Restricted Share Units will not be entitled to cash dividend and voting rights for the Shares underlying such Restricted Share Units until such Shares are issued under the Participant.

持有限制性股份单位的参与人无权享有限制性股份单位项下股份的现金分红和表决权，直到该等股份发放到该参与人名下。

8.	PROVISIONS APPLICABLE TO ALL AWARDS.适用于所有奖励的规定

8.1	Rights of Eligible Persons, Participants and Beneficiaries.合资格人士、参与人和受益人的权利

8.1.1    Employment Status.雇佣状态 No person shall have any claim or rights to be granted an Award (or additional Awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

任何人都不具有获授本计划项下奖励（或其他奖励，具体视情况而定）的主张或权利，除非合同中明订的权利（在本计划以外的文件中规定）就此作出了相反的规定。

8.1.2    No Employment/Service Contract.无雇佣/服务合同 Nothing contained in this Plan or Award Agreement (or in any other documents under this Plan or related to any Award) shall confer upon any Eligible Person or Participant any right to continue in the employ or other service of the Company or any of its Affiliates, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Company or any Affiliate to change such person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause at any time. Nothing in this Section 8.1.2, or in Section 8.3 or 8.15, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract. An Award Agreement shall not constitute a contract of employment or service.

本计划或奖励协议（或本计划项下或与奖励有关的任何其他文件）中的任何条款，不得授予任何合资格人士或参与人继续受雇公司或其关联机构或继续为其提供其他服务的权利，不得构成任何雇佣或其他服务的合同或协议或影响员工作为自由雇佣员工的状态，也不得以任何方式妨碍公司或其关联机构改变此等人员薪酬或其他福利的权利或因故或无故随时终止其雇佣或服务关系的权利。但是，本第 8.1.2 条、第 8.3 条或第 8.15 条中的任何规定均不会损害此等人员在独立的雇佣或服务合同项下享有的任何明订的独立权利。奖励协议不构成雇佣或服务合同。

8.1.3    Plan Not Funded.没有为计划提供资金 Awards payable under this Plan will be payable in Ordinary Shares or from the general assets of the Company, and (except as to the share reservation provided in Section 4.4) no special or separate reserve, fund or deposit will be made to assure payment of such Awards. No Participant, Beneficiary or other person will have any right, title or interest in any fund or in any specific asset (including Ordinary Shares, except as expressly provided) of the Company or any of its Affiliates by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or any of its Affiliates and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right will be no greater than the right of any unsecured general creditor of the Company.

本计划项下应支付的奖励以普通股支付，或从公司一般资产中支付，而且（除了第 4.4 条规定的股份预留外），公司不会提供专项或单独的储备金、资金或存款用以保证奖励的支付。参与人、受益人或其他人员不会因本计划项下的奖励而享有公司或其关联机构的资金或特定资产（包括普通股，但明确规定的除外）的任何权利、所有权或权益。本计划（或任何相关文件）的条款，或本计划的制定或采用，或根据本计划条款所采取的任何行动，均不会在公司或其关联机构与参与人、受益人或其他人员之间形成或被视为形成任何形式的委托或信托关系。如果参与人、受益人或其他人员获得根据本计划项下任何奖励得到付款的权利，则此等权利不会高于公司无担保普通债权人的权利。

8.1.4    Charter Documents.章程文件 The Memorandum and Articles of Association of the Company, as may lawfully be amended from time to time, may provide for additional restrictions and limitations with respect to the Ordinary Shares (including additional restrictions and limitations on the voting or transfer of Ordinary Shares) or priorities, rights and preferences as to securities and interests prior in rights to the Ordinary Shares. To the extent that these restrictions and limitations are greater than those set forth in this Plan or any Award Agreement, such restrictions and limitations shall apply to any Ordinary Shares acquired pursuant to the exercise of Awards and are incorporated herein by this reference.

公司章程及细则可能会依法不时修订，并可能会制定与普通股有关的附加限制（包括对普通股表决权或转让的附加限制）或规定证券和权益的优先级、权利和优先权比普通股在先。如果此等限制大于本计划或任何奖励协议中所述的限制，则此等限制适用于通过行使奖励所获得的普通股，且以引用的方式并入本计划。

8.2	No Transferability; Limited Exception to Transfer Restrictions.不可转让；转让限制的有限例外

8.2.1    Limit On Exercise and Transfer.行使和转让限制 Unless otherwise expressly provided in (or pursuant to) this Section 8.2, by applicable law and by the Award Agreement, as the same may be amended:

除非可能会修订的第 8.2 条（或根据此条）、适用法律和奖励协议另有明确规定：

(a)	all Awards are non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge;

所有奖励均不可转让，不得以任何形式出售、转让、预支、让渡、让与、质押或抵押；

(b)	Awards will be exercised only by the Participant; and

奖励只能由参与人行使；以及

(c)	amounts payable or shares issuable pursuant to an Award will be delivered only to (or for the account of), and, in the case of Ordinary Shares, registered in the name of, the Participant.

奖励项下应支付的金额或应发行的股份将仅交付给参与人或代参与人交付，而如果奖励是普通股，还将登记到参与人名下。

In addition, the shares shall be subject to the restrictions set forth in the applicable Award Agreement.

此外，股份应遵守相关奖励协议中所述的限制。

8.2.2    Further Exceptions to Limits On Transfer.转让限制的其他例外The exercise and transfer restrictions in Section 8.2.1 will not apply to:

第 8.2.1 中的行使和转让限制不适用于：

(a)	transfers to the Company;

转让给公司；

(b)	transfers by gift to “immediate family” as that term is defined in SEC Rule 16a-1(e) promulgated under the Exchange Act;

以赠与方式转让给按《证券交易法》颁布的 SEC 规则 16a-1(e) 中所指的“直系亲属 ”；

(c)

the designation of a Beneficiary to receive benefits if the Participant dies or, if the Participant has died, transfers to or exercises by the Participant’s Beneficiary, or, in the absence of a validly designated Beneficiary, transfers by will or the laws of descent and distribution; or

参与人死亡或已经死亡且指定了受益人的，则向参与人的受益人进行的转让或由参与人的受益人进行的行使；没有合法指定受益人的，则依据遗嘱或法定继承进行的转让；或者

(d)	if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by the Participant’s duly authorized legal representative.

参与人身患残疾的，则参与人的正式授权法定代表进行的允许转让或行使。

Notwithstanding anything else in this Section 8.2.2 to the contrary, but subject to compliance with all applicable laws, unless otherwise determined by the Administrator, Incentive Stock Options and Restricted Share Awards will be subject to any and all transfer restrictions under the Code applicable to such awards or necessary to maintain the intended tax consequences of such Awards. Notwithstanding clause (b) above but subject to compliance with all applicable laws, any contemplated transfer by gift to “immediate family” as referenced in clause (b) above is subject to the condition precedent that the transfer be approved by the Administrator in order for it to be effective.

尽管本第 8.2.2 条中有其他相反规定，但根据所有适用法律，除非管理人另有决定，激励性股票期权和限制性股份奖励应遵守其适用法典项下的所有转让限制或遵守此法典项下为维持预期的税收后果所必需的转让限制。尽管有上述第 (b) 项规定，但根据所有适用法律，上述第 (b) 项中提及的通过赠与转让给“直系亲属”应遵守转让须经管理人的批准方可有效这一先决条件。

8.2.3    Company’s Call Right. 公司的回购权 The Company shall have the right (but not the obligation) to repurchase in one or more transactions in connection with the Participant’s termination of employment by or services to the Company or any of its Affiliates, and the Participant (or any permitted transferee) shall be obligated to sell, any of the shares acquired in accordance with Sections 5, 6 and 7 of this Plan at the Repurchase Price (the “Call Right”). The Company may designate and assign one or more employees, officers or shareholders of the Company or other persons to exercise all or a part of the Company’s Call Rights under this Section 8.2.3.

如果参与人终止其与公司或其关联机构的雇佣或服务关系，则公司有权（但并无义务）分一笔或多笔交易进行回购，而参与人（或者任何许可的受让人）有义务以回购价格出售根据本计划第 5 条、第 6 条和第 7 条获得的任何股份 以下简称“回购权” ）。公司可指定和委派一名或多名公司员工、高级职员、股东或其他人员全部或部分行使公司在第 8.2.3 条项下的回购权。

8.2.4    Refusal to Transfer. 拒绝转让 The Company shall not be required to treat as owner of any Ordinary Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom Ordinary Shares shall have been transferred in violation of this Plan, or any Award Agreement. The Company shall also not be required to issue or transfer any Ordinary Shares to the extent it believes such issuance or transfer would violate any applicable laws.

如果普通股的转让违反了本计划或任何奖励协议的规定，公司无需将此类普通股的购买人或受让人视为此类普通股的所有人，也无需向其授予表决权或支付分红。如果公司认为普通股的发行或转让将违反适用法律，公司也无需进行此类发行或转让。

8.3	Adjustments; Changes in Control.调整；控制权变更

8.3.1    Adjustments.调整 Upon or in contemplation of any reclassification, recapitalization, share split (including a share split in the form of a share dividend) or reverse share split (“share split”); any merger, amalgamation, combination, consolidation or other reorganization; any split-up, spin-off, or similar extraordinary dividend distribution in respect of the Ordinary Shares (whether in the form of securities or property); any exchange of Ordinary Shares or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Ordinary Shares; or a sale of substantially all the assets of the Company as an entirety; then the Administrator shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

发生或预计到重新分类、资本重组、股份分拆（包括以分红形式的股份分拆）或反向股份分拆（以下简称 “股份分拆”）；合并、兼并、联合、整合或其他重组；分拆、分开或类似与普通股有关的特殊分红（不论是否以证券或财产形式）；公司普通股或其他证券的交换，或类似与普通股有关的不寻常或特殊的公司交易；或公司全部主要资产进行整体出售时，管理人应按其视为适宜且合理的方式、范围（如有）及时间：

(a)

proportionately adjust any or all of (1) the number of Ordinary Shares or the number and type of other securities that thereafter may be made the subject of Awards (including the specific share limits, maxima and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of Ordinary Shares (or other securities or property) subject to any or all outstanding Awards, (3) the grant, purchase, or exercise price of any or all outstanding Awards, or (4) the securities, cash or other property deliverable upon exercise or vesting of any outstanding Awards, or

按比例调整 (1) 普通股的数量或随后将成为奖励标的物的其他证券的数量和种类（包括本计划其他条款中规定的特定股份上限、股份最大数量和股份数量）， (2) 任何或所有已授予奖励项下的普通股（或其他证券或财产）的数量、金额和种类， (3) 任何或所有已授予奖励的授予、购买或行使价格，或 (4) 行使或释放任何已授予奖励时应予交付的证券、现金或其他财产，或

(b)

make provision for a settlement by a cash payment or for the assumption, substitution or exchange of any or all outstanding Awards (or the cash, securities or other property deliverable to the holder(s) of any or all outstanding Awards) based upon the distribution or consideration payable to holders of the Ordinary Shares upon or in respect of such event.

在上述事件发生时或针对上述事件，根据应支付给普通股持有人的分红或对价，制定现金结算条款，或制定与承继、替换或交换任何或所有已授予奖励（或应向任何或所有已授予奖励的持有人交付的现金、证券或其他财产）有关的条款。

The Administrator may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash, securities or other property settlement. In the case of Options, but without limitation on other methodologies, the Administrator may base such settlement solely upon the excess (if any) of the amount payable upon or in respect of such event over the exercise price of the Option to the extent of the then vested and exercisable shares subject to the Option.

如果以现金、证券或其他财产进行结算，管理人可对已授予奖励采取其认为合理的估值方法。对于期权，在不限制其他估值方法的前提下，管理人可仅根据，上述事件发生时或针对上述事件应付的金额超出期权行权价格的部分（如有）进行结算，并且此结算仅限于期权下已释放且可行权的股份。

The Administrator may make adjustments to and/or accelerate the exercisability of Options in a manner that disqualifies the Options as Incentive Stock Options without the written consent of the Option holders affected thereby.

管理人可在作出调整和 /或加速期权行权时，不经所涉及的期权持有人的书面同意，取消期权的激励性股票期权资格。

In any of such events, the Administrator may take such action prior to such event to the extent that the Administrator deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to shareholders generally.

在上述任何事件中，管理人可在此类事件发生之前采取其视为必要的行动，使得参与人按普通股东现在或将来可以采取的方式，实现相关股份预计可带来的利益。

Any adjustment by the Administrator pursuant to this Section 8.3.1 shall be final, binding, and conclusive. Unless otherwise expressly provided by the Administrator, in no event shall a conversion of one or more outstanding shares of the Company’s preferred shares (if any) or any new issuance of securities by the Company for consideration be deemed, in and of itself, to require an adjustment pursuant to this Section 8.3.1.

管理人根据第 8.3.1 条作出的任何调整都是终局的，都具有约束力。除非管理人另有明确规定，否则在任何情况下，将公司优先股（如有）转换成一种或多种已发行在外的股份，或公司为取得对价而新发行证券，都不得视为需要根据第 8.3.1 条作出调整。

In the case of any event described in the first paragraph of this Section 8.3.1, if no action is formally taken by the Administrator in the circumstances with respect to then-outstanding Awards, the proportionate adjustments contemplated by clause (a) above shall nevertheless be deemed to have been made with respect to the Awards outstanding at the time of such event in order to preserve the intended level of incentives.

发生第 8.3.1 条第一段中所述的任何事件时，如果管理人未就当时已授予奖励正式采取行动，则发生此类事件时已授予奖励仍应视为已按上述第 (a) 项规定的按比例调整加以调整，以确保维持拟定的激励水平。

8.3.2    Consequences of a Change in Control Event.控制权变更事件的后果 Subject to Sections 8.3.4 through 8.3.6, upon (or, as may be necessary to effectuate the purposes of this acceleration, immediately prior to) the occurrence of a Change in Control Event:

在不违反第 8.3.4 条至第 8.3.6 条的前提下，发生控制权变更事件时（或在发生控制权变更事件之前，有必要实现此加速目的的）：

(a) each Option will become immediately vested and exercisable, and

每份期权立即释放且可行权，以及

(b) Restricted Shares will immediately vest free of forfeiture restrictions and/or restrictions giving the Company the right to repurchase the shares at their original purchase price;

限制性股份立即释放，且没收限制和 /或公司有权以原始购买价格回购股份的限制立即失效；

provided, however, that the surviving corporation in a Change in Control Event does not assume the Call Right, and provided, further, that if the surviving corporation in a Change in Control Event does assume the Call Right, that notwithstanding anything to the contrary, any outstanding unvested Options and Restricted Shares shall be deemed vested upon the one-year anniversary of the consummation of the Change in Control Event, and provided, further, that the acceleration provisions of this Section 8.3.2 shall not apply, unless otherwise expressly provided by the Administrator, with respect to any Award to the extent that the Administrator has made other provision for the substitution, assumption, exchange or other continuation or settlement of the Award, or the Award would otherwise continue in accordance with its terms, in the circumstances.

但前提是，在控制权变更事件中得以存续的公司未承继回购权， 另一个前提是，尽管有相反的规定，如果在控制权变更事件中得以存续的公司承继了回购权，任何尚未行使且未释放的期权和限制性股份应在控制权变更事件完成后的第一周年被视为已经释放， 还有一个前提是，除非管理人另有明确规定，第 8.3.2 条的加速条款不适用于管理人已就奖励的替换、承继、交换或其他存续或结算制定了其他条款的奖励，也不适用于在此情形下按照相关条款仍应延续的奖励。

The foregoing Change in Control Event provisions shall not in any way limit the authority of the Administrator to accelerate the vesting of one or more Awards in such circumstances (including, but not limited to, a Change in Control Event) as the Administrator may determine to be appropriate, regardless of whether accelerated vesting of all or a portion of the Award(s) is otherwise required or contemplated by the foregoing in the circumstances.

上述控制权变更事件条款不得以任何方式，限制管理人在此类情形下（包括但不限于发生控制权变更事件），加速释放一项或多项奖励的权力，只要管理人认为此举是适当的，而不论上述条款是否对加速释放全部或部分奖励作出了另外要求或规定。

8.3.3    Early Termination of Awards. 奖励的提前终止 Any Award, the vesting of which has been accelerated to the extent required in the circumstances as contemplated by Section 8.3.2 (or would have been so accelerated but for Section 8.3.4 or 8.3.6), shall terminate upon the related Change in Control Event, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such Award and provided that, in the case of Options that will not survive or be substituted for, assumed, exchanged, or otherwise continued or settled in the Change in Control Event, the holder of such Award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding Options in accordance with their terms before the termination of such Awards (except that in no case shall more than ten days’ notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event). For purposes of this Section 8.3, an Award shall be deemed to have been “assumed” if (without limiting other circumstances in which an Award is assumed) the Award continues after the Change in Control Event, and/or is assumed and continued by a Parent (as such term is defined in the definition of Change in Control Event) following a Change in Control Event, and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the Award, for each Ordinary Share subject to the Award immediately prior to the Change in Control Event, the consideration (whether cash, shares, or other securities or property) received in the Change in Control Event by the shareholders of Company for each Ordinary Share sold or exchanged in such transaction (or the consideration received by a majority of the shareholders participating in such transaction if the shareholders were offered a choice of consideration); provided, however, that if the consideration offered for an Ordinary Share in the transaction is not solely the ordinary or common shares of a successor Company or a Parent, the Board may provide for the consideration to be received upon exercise or payment of the Award, for each share subject to the Award, to be solely ordinary or common shares (as applicable) of the successor Company or a Parent equal in Fair Market Value to the per share consideration received by the shareholders participating in the Change in Control Event.

在第 8.3.2 条规定的加速情形下已加速释放的（或应加速释放但因第 8.3.4 条或第8.3.6 条规定而不能加速释放的）任何奖励，应在相关控制权变更事件发生时，按管理人明确制定的条款，通过为此类奖励的存续、替换、承继、交换、以其他方式延续或结算制定重组计划或其他计划予以终止，而对于在发生控制权变更事件时不可存续、替换、承继、交换或以其他方式延续或结算的期权，则应事先合理通知奖励持有人奖励即将终止，并给予在终止奖励之前根据相关条款行使已授予期权的合理机会（但在任何情况下，加速释放通知和即将终止通知不会超过十天提前送达，任何加速都是在相关事件实际发生之时临时做出的）。就第 8.3 条而言，如果（但不限制承继了奖励的其他情形）奖励在控制权变更事件之后延续，和 /或在控制权变更事件之后由母公司（其定义见控制权变更事件的定义）承继和延续，则奖励应被视为已 “承继”，并且，在遵守奖励中的释放和其他条款和条件的前提下，针对控制权变更事件发生之前奖励项下各普通股，奖励附有购买或获得（如适用），公司股东在控制权变更事件中，因出售或交换公司的每份普通股而收到的对价（或者如果股东可选择是否接受对价，则为参与交易的大多数股东收到的对价）（不论对价是现金、股份还是其他证券或财产）的权利；但是，如果为交易中普通股提供的对价并非完全是继任公司或母公司的普通股，董事会可以就奖励项下每份股份，规定行使或支付奖励之时获得的对价完全是继任公司或母公司的普通股（如适用），但此等普通股的公平市场价值应相当于参与控制权变更事件的股东所获得的每股对价。

8.3.4    Other Acceleration Rules. 其他加速条款 Any acceleration of Awards pursuant to this Section 8.3 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the event that triggered such acceleration. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an Award if an event that gives rise to an acceleration does not occur. The Administrator may override the provisions of this Section 8.3 as to any Award by express provision in the applicable Award Agreement and may accord any Participant a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any Incentive Stock Option accelerated in connection with a Change in Control Event or any other action permitted hereunder shall remain exercisable as an Incentive Stock Option only to the extent the applicable US$100,000 limitation on Incentive Stock Options is not exceeded. To the extent exceeded, the accelerated portion of the Option shall be exercisable as a Nonqualified Option.

根据第 8.3 条加速奖励应遵守适用法律规定，并且如果为实现加速目的有必要或者如果相关情形有要求，管理人可以将此等加速视为是在加速触发事件之前 30 天内发生的。在不限制前述规定的一般性的前提下，管理人可认为加速是在相关事件之前立即发生的，而如果加速触发事件没有发生，则继续适用原来的奖励条款。管理人可以通过在相关奖励协议中制定明示条款来替代第 8.3 条有关奖励的条款，也可以授予参与人在管理人批准的情形下拒绝加速的权利，不论奖励协议或其他文件是否有相关规定。激励性股票期权中因控制权变更事件或本计划允许的任何其他行动而加速的部分，仍可作为激励性股票期权进行行权，但是，这部分期权不得超过激励性股票期权适用的 100,000 美元上限。如果超过，期权中已加速的部分应作为非法定期权进行行权。

8.3.5    Possible Rescission of Acceleration. 加速的可能撤销 If the vesting of an Award has been accelerated expressly in anticipation of an event or upon shareholder approval of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested Awards.

如果在预期到加速事件或在股东批准加速事件的情况下，明确加速了奖励释放，但管理人随后确定加速事件不会发生，则管理人可以撤销加速对当时尚未行使或尚未释放的奖励产生的影响。

8.3.6    Golden Parachute Limitation. 黄金降落伞限制 Notwithstanding anything else contained in this Section 8.3 to the contrary, in no event shall an Award be accelerated under this Section 8.3 to an extent or in a manner which would not be fully deductible by the Company or one of its Affiliates for federal income tax purposes because of Section 280G of the Code, nor shall any payment hereunder be accelerated to the extent any portion of such accelerated payment would not be deductible by the Company or one of its Affiliates because of Section 280G of the Code. If a holder of an Award would be entitled to benefits or payments hereunder and under any other plan or program that would constitute “parachute payments” as defined in Section 280G of the Code, then the holder may by written notice to the Company designate the order in which such parachute payments will be reduced or modified so that the Company or one of its Affiliates is not denied federal income tax deductions for any “parachute payments” because of Section 280G of the Code. Notwithstanding the foregoing, if a Participant is a party to an employment or other agreement with the Company or one of its Affiliates, or is a participant in a severance program sponsored by the Company or one of its Affiliates that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to any Awards held by that Participant (for example, and without limitation, a Participant may be a party to an employment agreement with the Company or one of its Affiliates that provides for a “gross-up” as opposed to a “cut-back” in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to any Awards held by that Participant).

尽管在第 8.3 条中有任何其他相反的规定，在任何情况下，如果加速奖励会因法典第 280G 条致使公司或其关联机构不能获得联邦所得税全额减免，则不得根据第 8.3 条加速奖励，或者如果加速的支付的任何部分会因法典第 280G 条致使公司或其关联机构不能获得减免，则不得加速本计划项下任何支付。如果奖励持有人在本计划及其他计划中享有的权益构成法典第 280G 条下所定义的“降落伞支付 ”，则该持有人可以通过向公司提供书面通知的形式指定此 “降落伞支付”削减或修改顺序，以使公司或其关联机构不会因法典第 280G 条而丧失联邦所得税减免。尽管有前述规定，如果参与人是与公司或其关联机构订立的雇佣协议或其他协议的一方，或加入了公司或其关联机构发起的离职计划，且此类雇佣协议、其他协议或计划包含与法典第 280G 条和/或第 4999 条有关的明示条款（或任何类似的继承条款），参与人持有的任何奖励应受此类雇佣协议、其他协议或计划（如适用）中有关第 280G 条和/或第 4999 条的条款的约束（例如，但不限于，参与人是与公司或其关联机构订立的雇佣协议或其他协议的一方，且协议中规定，发生控制权变更时，若达到或超过第 280G 条规定的限额，公司或其关联机构将“ 补足税项”而不是“削减税项”，则在此等事件中，参与人持有的任何奖励应受此类雇佣协议中有关第 280G 条和/或第 4999 条的条款约束）。

8.4	Termination of Employment or Services.雇佣或服务关系的终止

8.4.1    Events Not Deemed a Termination of Employment.不视为雇佣关系终止的事件 Unless the Administrator otherwise expressly provides with respect to a particular Award, if a Participant’s employment by or service to the Company or an Affiliate terminates but immediately thereafter the Participant continues in the employ of or service to another Affiliate or the Company, as applicable, the Participant shall be deemed to have not had a termination of employment or service for purposes of this Plan and the Participant’s Awards. Unless the express policy of the Company or the Administrator otherwise provides, a Participant’s employment relationship with the Company or any of its Affiliates shall not be considered terminated solely due to any sick leave, military leave, or any other leave of absence authorized by the Company or any Affiliate or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any Participant on an approved leave of absence, continued vesting of the Award while on leave from the employ of or service with the Company or any of its Affiliates will be suspended until the Participant returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term of the Award set forth in the Award Agreement.

除非管理人就某一特定奖励另有明确规定，如果参与人在与公司或关联机构的雇佣或服务关系终止之后，随即又与另一关联机构或公司建立雇佣或服务关系（如适用），则就本计划和参与人的奖励而言，不应视为参与人终止了雇佣或服务关系。除非公司或管理人另有明确规定，参与人与公司或其关联机构的雇佣关系不应仅因为病假、兵役假以及公司、关联机构或管理人批准的其他休假而视为已终止； 但是，除非合同或法律规定此等休假到期之后可以重新雇佣，否则此等休假不得超过 90 天。对于经批准正在休假的参与人，在休假期间应暂停释放奖励，直到该参与人回到工作岗位，但管理人或适用法律另有规定的除外。在任何情况下，奖励不得在奖励协议规定的奖励期限到期之后行使。

8.4.2    Effect of Change of Affiliate Status.关联机构地位发生变更的影响 For purposes of this Plan and any Award, if an entity ceases to be an Affiliate, a termination of employment or service will be deemed to have occurred with respect to each Eligible Person in respect of such Affiliate who does not continue as an Eligible Person in respect of another Affiliate that continues as such after giving effect to the transaction or other event giving rise to the change in status.

就本计划和任何奖励而言，如果某实体不再是公司的关联机构，则该关联机构中合资格人士在交易或导致地位变更的其他事件生效之后，不能继续作为另一存续的关联机构中合资格人士的，应被视为已终止与公司的雇佣或服务关系。

8.4.3    Administrator Discretion.管理人的酌情权 Notwithstanding the provisions of Section 5.7 or 6.8, in the event of, or in anticipation of, a termination of employment or service with the Company or any of its Affiliates for any reason, the Administrator may accelerate the vesting and exercisability of all or a portion of the Participant’s Award, and/or, subject to the provisions of Sections 5.4.2 and 8.3, extend the exercisability period of the Participant’s Option upon such terms as the Administrator determines and expressly sets forth in or by amendment to the Award Agreement.

尽管第 5.7 条或第 6.8 条有规定，在发生或预期到与公司或其关联机构的雇佣或服务关系会因任何原因终止时，管理人均可以加速参与人全部或部分奖励的释放和行使，和 /或在不违反第 5.4.2 条和第 8.3 条规定的前提下，将参与人期权的行权期限延长到管理人确定且奖励协议或经修订的奖励协议中明确规定的期限。

8.4.4    Termination of Consulting or Affiliate Services.咨询或加盟服务的终止 If the Participant is an Eligible Person solely by reason of clause (c) of Section 3, the Administrator shall be the sole judge of whether the Participant continues to render services to the Company or any of its Affiliates, unless a written contract or the Award Agreement otherwise provides. If, in these circumstances, the Company or any Affiliate notifies the Participant in writing that a termination of the Participant’s services to the Company or any Affiliate has occurred for purposes of this Plan, then (unless the contract or the Award Agreement otherwise expressly provides), the Participant’s termination of services with the Company or Affiliate for purposes of this Plan shall be the date which is 10 days after the mailing of the notice by the Company or Affiliate or, in the case of a termination for Cause, the date of the mailing of the notice.

如果参与人完全因第 3 条第 (c) 项的规定而成为合资格人士，则参与人是否继续为公司或其关联机构提供服务完全由管理人判断，除非书面合同或奖励协议另有规定。如果公司或其关联机构以书面形式通知参与人，就本计划而言，其与公司或关联机构的服务关系已终止，则（除非合同或奖励协议另有明确规定）就本计划而言，参与人与公司或关联机构的服务关系在通知邮寄后 10 天终止，如果因终止事由而终止的，则在通知邮寄之日终止。

8.5	Compliance with Laws. 遵守法律

8.5.1    General.总则 This Plan, the granting, vesting and exercise of Awards under this Plan, and the offer, issuance and delivery of Ordinary Shares, the acceptance of promissory notes and/or the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, applicable foreign laws, rules and regulations (including but not limited to state and federal securities laws, and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company, provide such assurances and representations to the Company as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

本计划，本计划项下奖励的授予、释放和行使，普通股的发售、发行和交付，在本计划项下或奖励项下接受本票和 /或现金支付，均应遵守所有适用的联邦和州法律、适用的外国法律、法规和条例（包括但不限于州和联邦证券法以及联邦保证金要求）以及上市、监管或政府机构的批准（如果公司法律顾问认为必要或适当）。如果管理人认为，确保遵守所有适用的法律和会计要求是必要且可取的，则根据本计划获得证券的人员应根据公司的要求，向公司提供此类保证和陈述。

8.5.2    Compliance with Securities Laws.遵守证券法 No Participant shall sell, pledge or otherwise transfer Ordinary Shares acquired pursuant to an Award or any interest in such shares except in accordance with the express terms of this Plan and the applicable Award Agreement. Any attempted transfer in violation of this Section 8.5 shall be void and of no effect. Without in any way limiting the provisions set forth above, no Participant shall make any disposition of all or any portion of Ordinary Shares acquired or to be acquired pursuant to an Award, except in compliance with all applicable federal and state securities laws and unless and until:

参与人不得出售、质押或以其他方式转让根据奖励获得的普通股或其中的任何权益，但本计划和相关奖励协议另有明确规定的除外。不遵守第 8.5 条的任何转让均无效。在不限制上述规定的情况下，参与人不得处置根据奖励已获得或将获得的全部或部分普通股，除非遵守所有适用的联邦和州证券法律且符合以下条件：

(a)	there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

此项拟定的处置涵盖在当时有效且按《证券法》提交的登记声明中，而且根据登记声明进行了此项处置；

(b)	such disposition is made in accordance with Rule 144 under the Securities Act; or

根据《证券法》规则 144 进行了此项处置；或

(c)

such Participant notifies the Company of the proposed disposition and furnishes the Company with a statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, furnishes to the Company an opinion of counsel acceptable to the Company’s counsel, that such disposition will not require registration under the Securities Act and will be in compliance with all applicable state securities laws.

相关参与人将拟定的处置告知了公司，并向公司提交一份有关处置事宜的声明，如果公司要求，还应向公司提供一份公司法律顾问认可的法律意见书，说明此项处置不需要按《证券法》登记且符合所有适用的州证券法。

Notwithstanding anything else herein to the contrary, neither the Company or any Affiliate has any obligation to register the Ordinary Shares or file any registration statement under either federal or state securities laws, nor does the Company or any Affiliate make any representation concerning the likelihood of a public offering of the Ordinary Shares or any other securities of the Company or any Affiliate.

尽管本计划中有相反的规定，公司或关联机构没有义务按联邦或州证券法登记普通股或提交任何登记声明，公司或关联机构亦不会就公开发售公司或关联机构的普通股或其他证券的可能性作出任何陈述。

8.5.3    Share Legends.股份说明文字 All certificates evidencing Ordinary Shares issued or delivered under this Plan shall bear the following legends and/or any other appropriate or required legends under applicable laws:

用于证明本计划项下已发行或已交付的普通股的所有股权证书应根据适用法律印制以下说明文字和 /或其他适当或必要的说明文字：

“OWNERSHIP OF THIS CERTIFICATE, THE SHARES EVIDENCED BY THIS CERTIFICATE AND ANY INTEREST THEREIN ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFER UNDER APPLICABLE LAW AND UNDER AGREEMENTS WITH THE COMPANY, INCLUDING RESTRICTIONS ON SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION.”

“本股权证书的所有权、本股权证书所证明的股份及其权益，应遵守适用法律以及与公司订立的相关协议规定的实质性转让限制，包括出售、让与、转让、质押或其他处置限制。 ”

“THE SHARES ARE SUBJECT TO THE COMPANY’S RIGHT OF FIRST REFUSAL AND CALL RIGHTS TO REPURCHASE THE SHARES UNDER THE COMPANY’S SHARE INCENTIVE PLAN AND AGREEMENTS WITH THE COMPANY THEREUNDER.”

“股份应遵守公司股份激励计划以及与公司订立的相关协议规定的公司优先购买权和回购权。 ”

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL TO THE COMPANY, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.”

“本股权证书所代表的证券没有按经修订的《 1933 年证券法》（以下简称“证券法”）登记或取得资格，也没有按任何州的证券法律登记或取得资格。此类证券不允许转让，除非按证券法就此类转让提交了有效的登记声明，根据证券法规则 144 进行转让，或者公司法律顾问认为，此类转让不必按证券法登记，也能符合证券法和适用的州证券法律的规定。 ”

8.5.4    Delivery of Financial Statements.提供财务报表 The Company shall deliver annually to Participants such financial statements of the Company as are required to satisfy applicable securities laws.

公司应每年向参与人提供适用证券法要求提供的财务报表。

8.5.5    Confidential Information.保密信息 Any financial or other information relating to the Company obtained by Participants in connection with or as a result of this Plan or their Awards shall be treated as confidential.

参与人应将其获得的与本计划或获授予奖励相关的（或由此带来的）公司财务信息或其他信息视为保密信息。

8.6	Tax Withholding.预提税

8.6.1    Tax Withholding.预提税 Upon any exercise, vesting, or payment of any Award or upon the disposition of Ordinary Shares acquired pursuant to the exercise of an Incentive Stock Option, prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company or any of its Affiliates shall have the right at its option to:

行使、释放或支付奖励后，或处置通过行使激励性股票期权获得的普通股后，如果尚不满足法典第 422 条规定的持有期，公司或其关联机构有权选择：

(a)

require the Participant (or the Participant’s Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company or Affiliate may be required to withhold with respect to such Award event or payment;

要求参与人（或参与人的个人代表或受益人，具体视情况而定）向公司或其关联机构支付就此奖励事件或支付所需代扣的最低税款；

(b)

deduct from any amount otherwise payable (in respect of an Award or otherwise) in cash to the Participant (or the Participant’s Personal Representative or Beneficiary, as the case may be) the minimum amount of any taxes which the Company or Affiliate may be required to withhold with respect to such Award event or payment; or

从（在奖励或其他情况下）本应支付给参与人（或参与人的个人代表或受益人，具体视情况而定）的现金中扣除公司或其关联机构需要就此奖励事件或支付代扣的最低税款；或

(c)

reduce the number of Ordinary Shares to be issued and/or delivered by (or otherwise reacquire shares held by the Participant at least 6 months) the appropriate number of Ordinary Shares, valued at their then Fair Market Value, to satisfy the minimum withholding obligation.

减少将要发行和/或交付的普通股数量（或者重新取得参与人持有至少 6 个月的股份），具体数量按当时公平市场价值而定，以履行代扣最低税款的义务。

In any case where a tax is required to be withheld (including taxes in the PRC where applicable) in connection with the delivery of Ordinary Shares under this Plan (including the sale of Ordinary Shares as may be required to comply with foreign exchange rules in the PRC for Participants resident in the PRC), the Administrator may in its sole discretion (subject to Section 8.5) grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law. The Company may, with the Administrator’s approval, accept one or more promissory notes from any Eligible Person in connection with taxes required to be withheld upon the exercise, vesting or payment of any award under this Plan; provided that any such note shall be subject to terms and conditions established by the Administrator and the requirements of applicable law.

因交付本计划项下普通股（根据中国外汇管理条例的要求，可能也包括在中国居住的参与人出售普通股这一情形）而需要代扣税款（包括中国适用的税款）时，管理人可酌情（须遵守第 8.5 条规定）给予（在奖励时或之后）参与人选择权，即根据管理人制定的规则和条件，选择让公司减少要交付的股份数量（或者以其他方式重新取得股份），而减少或重新取得的具体股份数量要根据授权的非现金行权程序，按公平市场价值或出售价格而定，从而履行行权、释放或支付时适用的代扣最低税款的义务。在任何情况下，扣除的股份数量都不得超过适用法律规定的预提税所需的最低整数股份数。因行使、释放或支付本计划下奖励而需代扣税款时，公司可经管理人批准后，接受合资格人士就此签发的一张或多张本票，但此类本票要遵守管理人制定的条款和条件以及适用法律的要求。

8.6.2    Tax Loans.税务贷款 If so provided in the Award Agreement or otherwise authorized by the Administrator, the Company may, to the extent permitted by law, authorize a loan to an Eligible Person in the amount of any taxes that the Company or any of its Affiliates may be required to withhold with respect to Ordinary Shares received (or disposed of, as the case may be) pursuant to a transaction described in Section 8.6.1. Such a loan will be for a term and at a rate of interest and pursuant to such other terms and conditions as the Company may establish, subject to compliance with applicable law. Such a loan need not otherwise comply with the provisions of Section 5.3.3.

如果奖励协议含有相关规定，或管理人另行作出相关授权，公司可在法律允许的范围内，向合资格人士发放贷款，贷款金额为公司或其关联机构针对第 8.6.1 中所述交易收到（或处置，具体视情况而定）的普通股而需代扣的税款。在符合适用法律规定的前提下，此类贷款的期限、利率和其他条款和条件由公司制定。贷款不需要另行遵守第 5.3.3 条的规定。

8.7	Plan and Award Amendments, Termination and Suspension.计划和奖励修订、终止和暂停

8.7.1    Board Authorization.董事会的权力 The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any period that the Board suspends this Plan.

董事会可随时终止或不时修订、修改或暂停本计划全部或部分内容。董事会暂停本计划期间，不得授予任何奖励。

8.7.2    Shareholder Approval.股东批准 To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 409A, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to shareholder approval.

对本计划的任何修订都必须经股东批准，只要适用法律或相关上市机构当时作出了此规定，或法典第 162 条、第 409A 条、第 422 条或第 424 条规定这是维持本计划预期的税收后果所必需的，或董事会认为必要或适当。

8.7.3    Amendments to Awards.奖励修订 Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on Awards to Participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a Participant, and (subject to the requirements of Sections 2.2 and 8.7.4) may make other changes to the terms and conditions of Awards.

在不对管理人在本计划下的任何其他明确权力作出限制以及在遵守本计划的明确限制的前提下，管理人可不经参与人同意，以协议或决议的形式，放弃管理人之前通过行使其酌情权而对参与人所获奖励实行的条件或限制，并可（在符合第 2.2 条和第 8.7.4 条的要求的前提下）对奖励条款和条件作出其他变更。

8.7.4    Limitations on Amendments to Plan and Awards.对本计划和奖励进行修订的限制 No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 8.3 shall not be deemed to constitute changes or amendments for purposes of this Section 8.7.

未经参与人书面同意时，对本计划的修订、暂停或终止，或对任何已授予奖励的变更或影响，不得以任何方式，对此类变更的生效日期前根据本计划授予的任何奖励中，参与人享有的权利或利益或公司所负的义务，造成实质性不利影响。第 8.3 条规定的变更、结算和其他行动不应视为构成第 8.7 条所指的变更或修订。

8.8    Privileges of Share Ownership.股份所有权的特权 Except as otherwise expressly authorized by the Administrator or this Plan or in the Award Agreement, a Participant will not be entitled to any privilege of share ownership as to any Ordinary Shares not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

除非管理人、本计划或奖励协议另有明确授权，否则对于并未实际交付给参与人且并未登记在参与人名下的普通股，参与人无权享有股份所有权的任何特权。如果分红或其他股东权利的登记日期在普通股交付日期之前，则不得因此进行任何调整。

8.9    Share-Based Awards in Substitution for Awards Granted by Other Company. 用基于股份的奖励替代其他公司授予的奖励 Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee share options, share appreciation rights, restricted shares or other share-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company or one of its Affiliates, in connection with a distribution, merger, amalgamation or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company or one of its Affiliates, directly or indirectly, of all or a substantial part of the shares or assets of the employing entity. The Awards so granted need not comply with other specific terms of this Plan, provided the Awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Ordinary Shares in the transaction and any change in the issuer of the security. Any shares that are delivered and any Awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company or one of its Affiliates in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

在授予实体或关联实体实行分红、合并、兼并或其他重组时，或者在公司或其关联机构直接或间接收购雇佣实体的全部或大部分股份或资产时，其他实体先前向已是或将是公司或其关联机构的合资格人士的人员授予的员工股份期权、股份增值权、限制性股份或者其他基于股份的奖励，可以通过向合资格人士授予奖励来替代或承继。上述授予的奖励不必遵守本计划的其他特定条款，前提是奖励反映的调整仅仅是为了让承继或替代与交易中普通股适用的转换和证券发行人的变更保持一致。公司承继或替代所收购的公司（或因业务或资产收购或类似交易而使得人员成为公司或其关联机构的员工的，则前任雇主（或其直接或间接母公司）之前授予的）之前授予且尚未行使的奖励后，公司交付的任何股份、授予的任何奖励或成为公司义务的任何奖励，都不应从规定了本计划项下可发行股份数的股份上限或其他限制中扣减。

8.10    Effective Date of the Plan.本计划生效日期 This Plan is effective upon the Effective Date, subject to approval by the shareholders of the Company within twelve months after the date the Board approves this Plan.

董事会批准本计划后十二个月内，若公司股东批准本计划，本计划将自生效日期起开始生效。

8.11    Term of the Plan.本计划期限 Unless earlier terminated by the Board, this Plan will terminate at the close of business on the day before the [10th] anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional Awards may be granted under this Plan, but previously granted Awards (and the authority of the Administrator with respect thereto, including the authority to amend such Awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

除非由董事会提前终止，否则本计划将在生效日期的 [第 10 个周年日] 的前一天的营业时间结束之时终止。本计划在前述到期日期终止后或由董事会提前终止后，不得根据本计划授予其他奖励，但是之前授予的奖励（以及与之相关的管理人权力，包括修订此等奖励的权力）应根据其适用条款和条件以及本计划的条款和条件，仍然保持已授予状态。

8.12	Governing Law/Severability.适用法律/可分割性

8.12.1    Choice of Law.法律选择 This Plan, the Awards, all documents evidencing Awards and all other related documents will be governed by, and construed in accordance with, the laws of the Hong Kong.

本计划、奖励、证明奖励的所有文件和所有其他相关文件都根据香港法律适用和解释。

8.12.2    Severability.可分割性 If it is determined that any provision of this Plan or an Award Agreement is invalid and unenforceable, the remaining provisions of this Plan and/or the Award Agreement, as applicable, will continue in effect provided that the essential economic terms of this Plan and the Award can still be enforced.

如果本计划或奖励协议的任何条款被认定为无效且不可执行，那么只要本计划和 /或奖励协议的实质性经济条款仍可执行，本计划和 /或奖励协议的其余条款将继续有效。

8.13    Captions.标题 Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings will not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

本计划条款和分款中的标题和分标题仅为方便引用而设。此类标题不应视为实质性内容，也不应视为与本计划或其任何条款的释义或解释有关。

8.14    Non-Exclusivity of Plan.本计划的非排他性 Nothing in this Plan will limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Ordinary Shares, under any other plan or authority.

本计划不会限制或被视为限制董事会的权力，或者限制管理人在任何其他计划或授权下授予奖励或授权任何其他薪酬（无论是否与普通股有关）。

8.15    No Restriction on Corporate Powers.不对法人权限构成限制 The existence of this Plan, the Award Agreements, and the Awards granted hereunder, shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Affiliate’s capital structure or its business; (b) any merger, amalgamation, consolidation or change in the ownership of the Company or any Affiliate; (c) any issue of bonds, debentures, capital, preferred or prior preference shares ahead of or affecting the Company’s authorized shares or the rights thereof; (d) any dissolution or liquidation of the Company or any Affiliate; (e) any sale or transfer of all or any part of the Company or any Affiliate’s assets or business; or (f) any other corporate act or proceeding by the Company or any Affiliate. No Participant, Beneficiary or any other person shall have any claim under any Award or Award Agreement against any member of the Board or the Administrator, or the Company or any employees, officers or agents of the Company or any Affiliate, as a result of any such action.

本计划、奖励协议及本计划项下奖励不会限制、影响或约束董事会或公司股东采取以下行动或作出以下授权的权利或权限： (a) 对公司或其关联机构的资本结构或业务进行调整、资本重组、改组或其他变更； (b) 对公司或其关联机构的所有权进行合并、兼并、整合或变更； (c) 发行债券、信用债、资本、优先于或影响公司法定股份或其权利的优先股； (d) 公司或其关联机构的解散或清算；(e) 出售或转让公司或其关联机构的全部或部分资产或业务；或者 (f) 公司或其关联机构的任何其他企业行为或程序。参与人、受益人或任何其他人都不得因上述任何行动，向董事会任何成员或管理人、公司、公司或其关联机构的员工、高级职员或代理人，提出奖励或奖励协议下的任何主张。

8.16    Other Company Compensation or Benefit Programs.公司的其他薪酬或福利计划 Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Affiliate, except where the Administrator or the Board expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Company or any Affiliate.

确定公司或其关联机构根据任何其他员工福利计划或安排提供的福利时，不得将参与人根据本计划项下奖励获得的支付和其他利益视为参与人的一部分薪酬，但管理人或董事会以书面形式明确规定或授权的除外。本计划中的奖励与公司或其关联机构的任何其他计划或安排中的授予、奖励或承诺的关系可能为相互独立、相互结合，也可能为前者替代后者或前者支付后者。

9.	DEFINITIONS.定义

“Administrator” has the meaning given to such term in Section 2.1.

“管理人”的含义如第 2.1 条所定义。

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is controlled by or is under common Control with such Person, and any shareholder, member or partner of such Person.

“关联机构”适用于某一人时，是指任何其他人与此人以及此人的任何股东、成员或合伙人之间存在直接或间接控制、受控制或受共同控制的关系。

“Award” means an award of any Option, Share Award, or Restricted Share Unit Award, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

“奖励”是指根据本计划授权和授予的任何期权奖励、股份奖励或限制性股份单位奖励，或前述奖励的组合，而不论这些奖励是否可替代或累积。

“Award Agreement” means any writing, approved by the Administrator, setting forth the terms of an Award that has been duly authorized and approved. An Award Agreement shall be deemed an Ordinary Shares purchase agreement under the Company’s Memorandum and Articles of Association. Award Agreements may include, but are not limited to, Option Agreements, Restricted Share Award Agreements, and Restricted Share Unit Award Agreements.

“奖励协议”是指管理人批准的书面文件，其中规定了经正式授权和批准的奖励条款。奖励协议应被视为公司章程及细则下的普通股购买协议。奖励协议包括但不限于期权协议、限制性股份奖励协议和限制性股份单位奖励协议。

“Award Date” means the date upon which the Administrator took the action granting an Award or such later date as the Administrator designates as the Award Date at the time of the grant of the Award.

“奖励日期”是指管理人采取行动授予奖励的日期，或管理人在授予奖励时指定的后续日期。

“Beneficiary” means the person, persons, trust or trusts designated by a Participant, or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan if the Participant dies, and means the Participant’s executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

“受益人”是指参与人指定的人或信托，或者在参与人未指定的情况下，是指根据遗嘱或法定继承确定的人或信托；受益人可在参与人死亡后，获得奖励协议或本计划下的利益。如果没有指定其他受益人，或者没有其他人受益人可以在此情况下行动，受益人是指参与人遗产的执行人或管理人。

“Board” means the Board of Directors of the Company.

“董事会”指公司董事会。

“Cause” with respect to a Participant means (unless otherwise expressly provided in the applicable Award Agreement, or another applicable contract with the Participant that defines such term for purposes of determining the effect that a termination “for cause” has on the Participant’s options and/or share awards) a termination of employment or service based upon a finding by the Company or any of its Affiliates, acting in good faith and based on its reasonable belief at the time, that the Participant:

“终止事由”适用于参与人时，是指（除非在适用奖励协议中另有明确规定，或与参与人签订的另一份适用合同中，将此术语定义为确定 “因终止事由”终止对参与人期权和/或股份奖励的影响）公司或其关联机构基于以下事由终止了雇佣或服务关系，且这些事由是公司或其关联机构出于善意认定的，也是在当时有合理理由相信的：

(a)

has been negligent in the discharge of his or her duties to the Company or any Affiliate, has refused to perform stated or assigned duties or is incompetent in or (other than by reason of a disability or analogous condition) incapable of performing those duties;

参与人在公司或其关联机构的工作中玩忽职守，拒绝履行规定的或分配的职责，或者难以或（由于残疾或类似情况的除外）无法胜任这些职责；

(b)

has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information;

参与人存在不诚实行为，或存在偷盗、侵占或欺诈行为，泄露机密，未经授权泄露或使用内部信息、客户名单、商业秘密或其他保密信息；

(c)

has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Company or any of its Affiliates; or has been convicted of, or plead guilty or nolo contendere to, a felony or misdemeanor (other than minor traffic violations or similar offenses);

参与人违反信托责任，故意并实质违反任何其他职责、法律、法规、条例或公司或其关联机构的政策；或者被判犯有、自愿承认犯有或不抗辩但又不承认犯有重罪或轻罪（轻微的交通违章或类似过错除外）；

(d)	has materially breached any of the provisions of any agreement with the Company or any of its Affiliates;

参与人实质违反了其与公司或其关联机构达成的任何协议的条款；

(e)	has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Company or any of its Affiliates; or

参与人从事不正当竞争并损害或以任何其他方式有意损害公司或其关联机构的声誉、业务或资产；或者

(f)

has improperly induced a vendor or customer to break or terminate any contract with the Company or any of its Affiliates or induced a principal for whom the Company or any Affiliate acts as agent to terminate such agency relationship.

参与人不恰当地诱使供应商或客户中断或终止与公司或其关联机构的合同，或者诱使公司或其关联机构担任其代理的当事人终止此代理关系。

A termination for Cause shall be deemed to occur (subject to reinstatement upon a contrary final determination by the Administrator) on the date on which the Company or any Affiliate first delivers written notice to the Participant of a finding of termination for Cause or the Administrator provides such notice.

因终止事由导致的终止，被视为在公司或其关联机构首次向参与人书面通知因终止事由而终止的认定当日或者管理人提供此通知当日发生（如果管理人作出相反认定，则应为参与人复职）。

“Change in Control Event” means any of the following:

“控制权变更事件”是指下列任一事件：

(a)

Approval by shareholders of the Company (or, if no shareholder approval is required, by the Board alone) of the complete dissolution or liquidation of the Company, other than in the context of a Business Combination that does not constitute a Change in Control Event under paragraph (c) below;

公司股东批准（或者不要求股东批准的，则由董事会单独批准）公司彻底解散或清算，但以下第 (c) 项中企业合并不构成控制权变更事件的情况除外；

(b)

The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (1) the then-outstanding Ordinary Shares of the Company (the “Outstanding Company Ordinary Shares”) or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this paragraph (b), the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or a successor, (D) any acquisition by any entity pursuant to a Business Combination, (E) any acquisition by a Person described in and satisfying the conditions of Rule 13d-1(b) promulgated under the Exchange Act, or (F) any acquisition by a Person who is the beneficial owner    (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the Outstanding Company Ordinary Shares and/or the Outstanding Company Voting Securities on the Effective Date (or an affiliate, heir, descendant, or related party of or to such Person);

任何个人、实体或团体（证券交易法第 13(d)(3) 条或第 14(d)(2) 条所指的含义（以下简称“人”））收购以下股份或权利 50% 及以上的受益所有权（按证券交易法颁布的 13d-3 规则所指的含义）：(1) 公司当时已发行在外的的普通股（以下简称“已发行在外的公司普通股”）或者 (2) 公司当时已发行在外的有表决权证券的合并表决权，该有表决权证券有权在选举董事时进行投票（以下简称 “已发行在外的公司有表决权证券” ）；但是，为本条第 (b) 项的目的，以下收购不应该构成控制权变更事件；(A) 直接从公司进行的收购，(B) 由公司进行的收购，(C) 由公司或其关联机构或继任公司发起或维持的员工福利计划（或相关信托）进行的收购， (D) 由任何实体根据企业合并进行的收购，(E) 由满足按证券交易法颁布的 13d-1(b) 规则中条件的人进行的收购，或者 (F) 生效日期当天拥有 50% 及以上已发行在外的公司普通股和/ 或已发行在外的公司有表决权证券的受益所有人（按证券交易法颁布的 13d-3 规则所指的含义）（或此人的关联机构、继承人、后代或相关方）进行的收购；

(c)

Consummation of a reorganization, amalgamation, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any other entity a majority of whose outstanding voting shares or voting power is beneficially owned directly or indirectly by the Company (a “Subsidiary”), a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or shares of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Ordinary Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding ordinary or common shares and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets directly or through one or more subsidiaries (a “Parent”)), and (2) no Person (excluding any individual or entity described in clauses (C), (E) or (F) of paragraph (b) above) beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, more than 50% of, respectively, the then-outstanding ordinary or common shares of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 50% existed prior to the Business Combination.

涉及公司或任何其他实体的重组、兼并、合并、法定股份交换或整合或类似企业交易完成后，由公司直接或间接作为受益人拥有大部分已发行在外的有表决权股份或表决权（以下简称 “子公司”），出售或以其他方式处置公司的全部或大部分资产，或公司或其子公司收购另一个实体的资产或股份（以下简称 “企业合并”），但以下情况除外：此类企业合并后， (1) 在此类企业合并之前作为已发行在外的公司普通股和已发行在外的公司有表决权证券的受益所有人的全部或大部分个人和实体直接或间接受益持有 50% 以上当时已发行在外的普通股和当时已发行在外的有表决权证券的合并表决权，该表决权有权在选举董事时进行投票，或者持有由此类企业合并建立的实体的合并表决权（包括但不限于，由此交易建立的实体直接或通过一个或多个子公司拥有公司或公司的全部或大部分资产（ “母公司”）），以及 (2) 没有人作为受益人直接或间接持有超过 50% 的由此类企业合并建立的实体当时已经发行在外的普通股或者此类实体当时已经发行在外的有表决权证券的合并表决权，在企业合并之前存在 50% 以上所有权的除外。

“Code” means the Internal Revenue Code of 1986 of the United States, as amended from time to time.

“法典”是指不时修订的美国《1986 年国内税收法典》。

“Company” means BingEx Limited, an exempted company organized under the Companies Law (2013 Revision) of the Cayman Islands, and its successors.

“公司”是指 BingEx Limited，一家根据开曼群岛公司法（2013 年修订版）成立的豁免公司及其继任公司。

“Control” means the power or authority, whether exercised or not, to direct the business, management and policies of a Person, directly or indirectly, or by effective control whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than 50% of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of the board of directors of such Person; the terms “Controlled” and “Controlling” have the meaning correlative to the foregoing.

“控制权”是指有权限或权力（无论行使与否）直接或间接决定某人的业务、管理和政策，或通过拥有有表决权的证券、通过合同或其他方式实现有效控制。如果拥有此人超过 50% 以上表决权的受益所有权，或有权在此人的成员或股东会议上决定超过 50% 的表决权，或有权控制此人的董事会组成人员，则可以确定无疑地推定此类权限或权力的存在；术语 “被控制”和“控制”的含义与上述内容相关。

“Early Exercise Option” shall mean an Option eligible for exercise prior to vesting in accordance with the provisions of Section 5.9 of this Plan. An Early Exercise Option may be a Nonqualified Option or an Incentive Stock Option, as designated by the Administrator in the applicable Award Agreement.

“提前行权期权”是指根据本计划第 5.9 条的规定可在释放之前行权的期权。提前行权期权可以是非法定期权或激励性股票期权，具体由管理人在适用奖励协议中指定。

“Effective Date” means the date the Board approved this Plan.

“生效日期”是指董事会批准本计划的日期。

“Eligible Person” has the meaning given to such term in Section 3 of this Plan.

“合资格人士”的含义如本计划第 3 条所定义。

“Exchange Act” means the Securities Exchange Act of 1934 of the United States, as amended from time to time.

“证券交易法”是指不时修订的美国《1934 年证券交易法》。

“Fair Market Value,” for purposes of this Plan and unless otherwise determined or provided by the Administrator in the circumstances, means as follows:

“公平市场价值”在本计划中具有如下含义，除非管理人在某些情况下另行确定或规定：

(a)

If the Ordinary Shares are listed or admitted to trade on the New York Stock Exchange or other national securities exchange (the “Exchange”), the Fair Market Value shall equal the closing price of an Ordinary Share as reported on the composite tape for securities on the Exchange for the date in question, or, if no sales of Ordinary Shares were made on the Exchange on that date, the closing price of an Ordinary Share as reported on said composite tape for the next preceding day on which sales of Ordinary Shares were made on the Exchange. The Administrator may, however, provide with respect to one or more Awards that the Fair Market Value shall equal the last closing price of an Ordinary Share as reported on the composite tape for securities listed on the Exchange available on the date in question or the average of the high and low trading prices of an Ordinary Share as reported on the composite tape for securities listed on the Exchange for the date in question or the most recent trading day.

如果普通股在纽约证券交易所或其他全国性证券交易所（以下简称 “交易所”）上市或入场交易，公平市场价值为相关日期交易所证券行情系统上报出的普通股收盘价，而如果普通股当天在交易所没有成交记录，则公平市场价值为，普通股在交易所有成交记录的之前最近一天的行情系统报出的普通股收盘价。但是，对于一个或多个奖励，管理人可以认定，公平市场价值为相关日期交易所证券行情系统上报出的普通股收盘价，或相关日期或最近一个交易日交易所证券行情系统上报出的普通股最高和最低成交价的平均值。

(b)

If the Ordinary Shares are not listed or admitted to trade on a national securities exchange, the Fair Market Value shall equal the last price of an Ordinary Share as furnished by the National Association of Securities Dealers, Inc. (the “NASD”) through the NASDAQ Global Market Reporting System (the “Global Market”) for the date in question, or, if no sales of Ordinary Shares were reported by the NASD through the Global Market on that date, the last price of an Ordinary Share as furnished by the NASD through the Global Market for the next preceding day on which sales of Ordinary Shares were reported by the NASD. The Administrator may, however, provide with respect to one or more Awards that the Fair Market Value shall equal the last closing price of an Ordinary Share as furnished by the NASD through the Global Market available on the date in question or the average of the high and low trading prices of an Ordinary Share as furnished by the NASD through the Global Market for the date in question or the most recent trading day.

如果普通股未在全国性证券交易所上市或入场交易，公平市场价值为相关日期 National Association of Securities Dealers, Inc.（以下简称“NASD”）通过 NASDAQ 全球市场报告系统（以下简称“全球市场系统”）提供的普通股收盘价，而如果当天 NASD 通过全球市场系统报告的普通股没有成交记录，则公平市场价值为， NASD 报告的普通股有成交记录的之前最近一天 NASD 通过全球市场系统提供的普通股收盘价。但是，对于一个或多个奖励，管理人可以认定，公平市场价值为相关日期 NASD 通过全球市场系统提供的普通股收盘价，或相关日期或最近一个交易日 NASD 通过全球市场系统提供的普通股最高和最低成交价的平均值。

(c)

If the Ordinary Shares are not listed or admitted to trade on a national securities exchange and is not reported on the Global Market Reporting System, the Fair Market Value shall equal the mean between the bid and asked price for an Ordinary Share on such date, as furnished by the NASD or a similar organization.

如果普通股未在全国性证券交易所上市或入场交易，也没有在全球市场报告系统中报告，公平市场价值为相关日期 NASD 或类似组织提供的普通股买入价和卖出价之间的中间价。

(d)

If the Ordinary Shares are not listed or admitted to trade on a national securities exchange, are not reported on the Global Market Reporting System and if bid and asked prices for the shares are not furnished by the NASD or a similar organization, the Fair Market Value shall be the value as reasonably determined by the Administrator for purposes of the Award in the circumstances, consistent with applicable law.

如果普通股未在全国性证券交易所上市或入场交易，也没有在全球市场报告系统中报告，并且 NASD 或类似组织没有提供股份的买入价和卖出价，公平市场价值由管理人根据适用法律为奖励合理确定。

The Administrator also may adopt a different methodology for determining Fair Market Value with respect to one or more Awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular Award(s) (for example, and without limitation, the Administrator may provide that Fair Market Value for purposes of one or more Awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

管理人也可采取不同的方法确定一个或多个奖励的公平市场价值，只要该方法是必要且适当的，可为特定奖励获得预期的有利税收、法律或其他待遇（例如，但不限于，管理人可以认定一个或多个奖励的公平市场价值，将基于相关日期前一段特定时期内收盘价（或每日最高和最低成交价的平均值）的平均值）。

Any determination as to Fair Market Value made pursuant to this Plan shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse, and shall be conclusive and binding on all persons with respect to Awards granted under this Plan.

根据本计划确定公平市场价值时，除了自身条款中规定永不失效的限制外，不应考虑任何限制，而且确定的公平市场价值应是终局的，对本计划下奖励涉及的所有人都具有约束力。

“Incentive Stock Option” means an Option that is designated and intended as an “incentive stock option” within the meaning of Section 422 of the Code, the award of which contains such provisions (including but not limited to the receipt of shareholder approval of this Plan, if the award is made prior to such approval) and is made under such circumstances and to such persons as may be necessary to comply with that section.

“激励性股票期权”是指指定为并打算作为法典第 422 条定义的“激励性股票期权 ”的期权，而且根据该条款的要求，此类期权的奖励应包含特定条款（包括但不限于，在股东批准本计划前授予奖励时，要收到股东的此等批准）、在特定情形下授予并授予特定人员。

“Nonqualified Option” means an Option that is not an “incentive stock option” within the meaning of Section 422 of the Code and includes any Option designated or intended as a Nonqualified Option and any Option designated or intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof.

“非法定期权”是指并非法典第 422 条定义的“激励性股票期权 ”的期权，并包括指定为或打算作为非法定期权的期权，以及指定为或打算作为激励性股票期权但不符合适用法律要求的期权。

“Option” means an option to purchase Ordinary Shares granted under Section 5 of this Plan. The Administrator will designate any Option granted to an employee of the Company or an Affiliate as a Nonqualified Option or an Incentive Stock Option and may also designate any Option as an Early Exercise Option.

“期权”是指购买本计划第 5 条授予的普通股的选择权。管理人可将授予公司或其关联机构员工的任何期权指定为非法定期权或激励性股票期权，还可以将任何期权指定为提前行权期权。

“Ordinary Shares” means the Company’s Ordinary Shares, par value US$ 0.0001 per share, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 8.3.1 of this Plan.

“普通股”是指公司的普通股，每股票面价值为 0.0001 美元，或者根据本计划第 8.3.1 条的调整，是指可能会成为奖励标的物或实行奖励的其他证券或财产。

“Participant” means an Eligible Person who has been granted and holds an Award under this Plan.

“参与人”是指在本计划项下获授或持有奖励的合资格人士。

“Person” means any individual, sole proprietorship, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other enterprise or entity of any kind or nature.

“人”是指个人、独资经营者、合伙、有限合伙、有限责任公司、企业、合资企业、产业、信托、非公司组织、协会、公司、机构、公益性公司、实体或政府或监管机构或其他任何类型或性质的企业或实体。

“Personal Representative” means the person or persons who, upon the disability or incompetence of a Participant, has acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan by virtue of having become the legal representative of the Participant.

“个人代表”是指当参与人残疾或丧失能力时，通过法律程序或以其他方式代表参与人，进而凭借参与人的法定代表的身份，有权行使本计划项下权利或获得本计划项下利益的人。

“Plan” means this BingEx Limited Share Incentive Plan, as it may hereafter be amended from time to time.

“本计划”是指今后会不时修订的 BingEx Limited 股份激励计划。

“Public Offering Date” means the date the Ordinary Shares are first registered under the Exchange Act and listed or quoted on a recognized national securities exchange or in the NASDAQ Global Market Quotation System.

“公开发售日期”是指普通股首次按《证券交易法》登记并在公认的全国性证券交易所或者在 NASDAQ 全球市场报价系统上市或报价的日期。

“Repurchase Price” with respect to a particular Participant means, the price at which the Company exercises the Call Right to repurchase the shares acquired by the Participant pursuant to the applicable Award Agreement, which is specified in the applicable Award Agreement.

“回购价”适用于特定参与人时，是指公司行使回购权，回购参与人根据适用奖励协议获得的股份的价格，此价格在适用奖励协议中有明确规定。

“Restricted Shares” means Ordinary Shares awarded to a Participant under this Plan, subject to payment of such consideration and such conditions on vesting (which may include, among others, the passage of time, specified performance objectives or other factors) and such transfer and other restrictions as are established in or pursuant to this Plan and the related Award Agreement, to the extent such remain unvested and restricted under the terms of the applicable Award Agreement.

“限制性股份”是指本计划项下向参与人奖励的普通股，而且，根据适用奖励协议的条款，如果此类普通股尚未释放且仍受限制，则其要遵守本计划和相关奖励协议中规定的支付对价、释放条件（可能包括时间期限、指定绩效目标或其他要素）、转让限制和其他限制。

“Restricted Share Award” means an award of Restricted Shares.

“限制性股份奖励”是指奖励限制性股份。

“Restricted Share Unit” means the right granted to a Participant under this Plan to receive an Ordinary Share at a future date.

“限制性股份单位” 是指本计划项下授予参与人在未来某日获得普通股的权利。

“Restricted Share Unit Award” means an award of Restricted Share Units

“限制性股份单位奖励” 是指奖励限制性股份单位。

“Securities Act” means the Securities Act of 1933 of the United States, as amended from time to time.

“证券法”是指不时修订的美国《1933 年证券法》。

“Severance Date” with respect to a particular Participant means, unless otherwise provided in the applicable Award Agreement:

“离职日期”适用于特定参与人时定义如下，除非适用奖励协议另有规定：

(a)

if the Participant is an Eligible Person under clause (a) of Section 3 and the Participant’s employment by the Company or any of its Affiliates terminates (regardless of the reason), the last day that the Participant is actually employed by the Company or such Affiliate (unless, immediately following such termination of employment, the Participant is a member of the Board or, by express written agreement with the Company or any of its Affiliates, continues to provide other services to the Company or any Affiliate as an Eligible Person under clause (c) of Section 3, in which case the Participant’s Severance Date shall not be the date of such termination of employment but shall be determined in accordance with clause (b) or (c) below, as applicable, in connection with the termination of the Participant’s other services);

如果参与人是第 3 条第 (a) 项中合资格人士，并且参与人与公司或其关联机构的雇佣关系终止（无论原因为何），离职日期则为公司或其关联机构实际雇佣参与人的最后一天（除非在此类雇佣关系终止后，参与人随即成为董事会成员，或者通过与公司或其关联机构明确订立的书面协议，作为第 3 条第 (c) 项中合资格人士继续向公司或其关联机构提供其他服务，在这两种情况下，参与人的离职日期不应是此类雇佣关系终止日期，而是应该根据以下第 (b) 项或第 (c) 项确定（如果适用），即要考虑参与人提供的其他服务的终止情况）；

(b)

if the Participant is not an Eligible Person under clause (a) of Section 3 but is an Eligible Person under clause (b) thereof, and the Participant ceases to be a member of the Board (regardless of the reason), the last day that the Participant is actually a member of the Board (unless, immediately following such termination, the Participant is an employee of the Company or any of its Affiliates or, by express written agreement with the Company or any of its Affiliates, continues to provide other services to the Company or any Affiliate as an Eligible Person under clause (c) of Section 3, in which case the Participant’s Severance Date shall not be the date of such termination but shall be determined in accordance with clause (a) above or (c) below, as applicable, in connection with the termination of the Participant’s employment or other services);

如果参与人不是第 3 条第 (a) 项中合资格人士，而是第 (b) 项中合资格人士，并且参与人停止担任董事会成员（无论原因为何），离职日期则为参与人实际担任董事会成员的最后一天（除非在此类终止后，参与人随即成为公司或其关联机构的员工，或者通过与公司或其关联机构明确订立的书面协议，作为第 3 条第 (c) 项中合资格人士继续向公司或其关联机构提供其他服务，在这两种情况下，参与人的离职日期不应是此类终止日期，而是应该根据以上第 (a) 项或以下第 (c) 项确定（如果适用），即要考虑参与人雇佣关系或提供的其他服务的终止情况）；

(c)

if the Participant is not an Eligible Person under clause (a) or clause (b) of Section 3 but is an Eligible Person under clause (c) thereof, and the Participant ceases to provide services to the Company or any of its Affiliates as determined in accordance with Section 8.4.4 (regardless of the reason), the last day that the Participant actually provides services to the Company or such Affiliate as an Eligible Person under clause (c) of Section 3 (unless, immediately following such termination, the Participant is an employee of the Company or any of its Affiliates or is a member of the Board, in which case the Participant’s Severance Date shall not be the date of such termination of services but shall be determined in accordance with clause (a) or (b) above, as applicable, in connection with the termination of the Participant’s employment or membership on the Board).

如果参与人不是第 3 条第 (a) 项或第 (b) 项中合资格人士，而是第 (c) 项中合资格人士，并且参与人根据第 8.4.4 条终止向公司或其关联机构提供服务（无论原因为何），离职日期则为参与人作为第 3 条第 (c) 项中合资格人士实际向公司或其关联机构提供服务的最后一天（除非在此类终止后，参与人随即成为公司或其关联机构的员工或董事会成员，在这两种情况下，参与人的离职日期不应是此类服务终止日期，而是应该根据以上第 (a) 项或第 (b) 项确定（如果适用），即要考虑参与人雇佣关系或董事会成员资格的终止情况）；

“Share Award” means an award of Ordinary Shares under Section 6 of this Plan. A Share Award may be a Restricted Share Award or an award of unrestricted Ordinary Shares.

“股份奖励”是指本计划第 6 条项下的普通股奖励。股份奖励可能包括限制性股份奖励或者非限制性普通股奖励。

“Total Disability” means a “total and permanent disability” within the meaning of Section 22(e)(3) of the Code and, with respect to Awards other than Incentive Stock Options, such other disabilities, infirmities, afflictions, or conditions as the Administrator may include.

“完全残疾”是指法典第 22(e)(3) 条定义的“完全永久性残疾 ”，而适用于激励性股票期权以外的奖励时，它还指经管理人认定的其他残疾、病患、痛苦或状况。